Exhibit 99.2

CRYSTALLEX INTERNATIONAL CORPORATION

and

CIBC MELLON TRUST COMPANY

SPECIAL WARRANT INDENTURE Providing for the Creation and Issue of Special Warrants

Dated as of June 20, 2003

McCarthy Tétrault LLP

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TABLE OF CONTENTS

SPECIAL WARRANT INDENTURE

Article 1 INTERPRETATION		2

1.1	Definitions	2
1.2	Words Importing the Singular	4
1.3	Interpretation Not Affected by Headings, Etc.	5
1.4	Day Not a Business Day	5
1.5	Time of the Essence	5
1.6	Currency	5
1.7	Applicable Law	5
1.8	Generally Accepted Accounting Principles	5

Article 2 THE SPECIAL WARRANTS		6

2.1	Creation and Issue of Special Warrants	6
2.2	Terms of Special Warrants	6
2.3	Form of Special Warrant Certificates	7
2.4	Signing of Special Warrant Certificates	7
2.5	Certification by Special Warrant Agent	8
2.6	Special Warrants to Rank Pari Passu	8
2.7	Issue in Substitution for Lost Certificates, Etc.	8
2.8	Cancellation of Surrendered Special Warrants	9
2.9	Special Warrantholder not a Shareholder	9

Article 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF SPECIAL WARRANTS		10

3.1	Registration and Transfer of Special Warrants	10
3.2	Exchange of Special Warrant Certificates	11
3.3	No Charges for Transfer or Exchange	12
3.4	Ownership of Special Warrants	12
3.5	Assumption by Transferee	12

Article 4 EXERCISE OF SPECIAL WARRANTS		12

4.1	Exercise	12
4.2	Deemed Exercise	14
4.3	Effect of Exercise or Deemed Exercise	14
4.4	No Fractional Common Shares	15
4.5	Recording	15
4.6	Securities Restrictions	16
4.7	Adjustment Definitions	17
4.8	Adjustment of Exchange Rate	18
4.9	Adjustment of Exercise Price	20
4.10	Adjustment Rules	22

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4.11	Warrant Indenture	25

Article 5 COVENANTS		25

5.1	General Covenants	25
5.2	Special Warrant Agent's Remuneration and Expenses	27
5.3	Securities Qualification Requirements	27

Article 6 ENFORCEMENT		28

6.1	Special Warrantholders May Not Sue	28
6.2	Special Warrant Agent May Institute All Proceedings	29
6.3	Immunity of Shareholders, etc.	29
6.4	Limitation of Liability	29

Article 7 MEETINGS OF SPECIAL WARRANTHOLDERS		29

7.1	Right to Convene Meetings	29
7.2	Notice	30
7.3	Chairman	30
7.4	Quorum	30
7.5	Power to Adjourn	31
7.6	Show of Hands	31
7.7	Poll	31
7.8	Voting	31
7.9	Regulations	31
7.10	Crystallex and Special Warrant Agent may be Represented	32
7.11	Powers Exercisable by Extraordinary Resolution	32
7.12	Meaning of “Extraordinary Resolution”	33
7.13	Powers Cumulative	34
7.14	Minutes	34
7.15	Instruments in Writing	34
7.16	Binding Effect of Resolutions	34
7.17	Holdings by Crystallex and Subsidiaries Disregarded	35

Article 8 SUPPLEMENTAL INDENTURES AND SUCCESSOR CORPORATIONS		35

8.1	Provision for Supplemental Indentures for Certain Purposes	35
8.2	Successor Corporations	36

Article 9 CONCERNING THE SPECIAL WARRANT AGENT		36

9.1	Trust Indenture Legislation	36
9.2	Rights and Duties of Special Warrant Agent	36
9.3	Evidence, Experts and Advisors	37
9.4	Documents, Money, Etc. held by Special Warrant Agent	38
9.5	Action by Special Warrant Agent to Protect Interests	38
9.6	Special Warrant Agent not Required to Give Security	39
9.7	Protection of Special Warrant Agent	39

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9.8	Replacement of Special Warrant Agent	40
9.9	Conflict of Interest	41
9.10	Acceptance of Trusts	41

Article 10 GENERAL		41

10.1	Notice to Crystallex, Special Warrant Agent	41
10.2	Notice to Special Warrantholders	42
10.3	Satisfaction and Discharge of Indenture	43
10.4	Sole Benefit of Parties and Special Warrantholders	43
10.5	Conversion of Currency	44
10.6	Discretion of Directors	44
10.7	Assignment	44
10.8	Benefit of the Agreement	44
10.9	Counterparts and Formal Date	44

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SPECIAL WARRANT INDENTURE

     THIS SPECIAL WARRANT INDENTURE dated as of June 20, 2003.

B E T W E E N:

CRYSTALLEX INTERNATIONAL CORPORATION, a corporation continued under the laws of Canada (“Crystallex”)

OF THE FIRST PART,

- and -

CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada (the “Special Warrant Agent”)

OF THE SECOND PART.

     WHEREAS the following recitals are made by Crystallex, and not the Special Warrant Agent, as representations and statements of fact:

A.	Crystallex wishes to raise money for the development of its Venezuelan properties and for working capital and therefore proposes to create, issue and sell, pursuant to Subscription Agreements (as defined herein), Special Warrants (as defined herein), each entitling the holder thereof to acquire, at no additional consideration, (i) one common share in the capital of Crystallex and (ii) one-half of one common share purchase warrant in the capital of Crystallex, subject to adjustment as provided herein, upon the terms and conditions herein set forth;

B.	Crystallex is duly authorized to create and issue the Special Warrants as herein provided and complete the transactions contemplated herein;

C.	All things necessary have been done and performed to authorize the execution and delivery of this Indenture and to make the Special Warrant Certificates (as defined herein), when certified by the Special Warrant Agent and issued and delivered as herein provided, legal, valid and binding on Crystallex with the benefits of and subject to the terms of this Indenture; and

D.	The Special Warrant Agent has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Special Warrants issued pursuant to this Indenture;

     NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given, the receipt and sufficiency of which are, by each of Crystallex and the Special Warrant Agent, hereby acknowledged, Crystallex hereby appoints the Special Warrant Agent as trustee for the Special Warrantholders (as defined herein), to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Special Warrants issued pursuant to this Indenture, and the parties hereby covenant, agree and declare as follows:

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ARTICLE 1
INTERPRETATION

1.1	Definitions

     In this Indenture, unless there is something in the subject matter or context inconsistent therewith:

(1) “Affiliate” shall have the meaning ascribed to such term in the Canada Business Corporations Act;

(2) “AMEX” means the American Stock Exchange, Inc.;

(3) “Applicable Legislation” means such provisions of any statute of Canada or of a province thereof, and of regulations under any such statute, relating to trust indentures or to the rights, duties and obligations of corporations and of warrant trustees under trust indentures, as are from time to time in force and applicable to this Indenture;

(4) “business day” means any day that is not a Saturday, Sunday or statutory holiday in Toronto, Ontario;

(5) “Common Share Purchase Warrants” means the common share purchase warrants of Crystallex issuable upon exercise of Special Warrants and created under and governed by the terms of the Warrant Indenture;

(6) “Common Shares” means the common shares in the capital of Crystallex issuable pursuant to the Special Warrants, provided that in the event of any adjustment pursuant to Article 4, “Common Shares” will thereafter mean the shares or other securities or property resulting from such adjustment;

(7) “counsel” means a barrister or solicitor or a firm of barristers and solicitors (who may be counsel for Crystallex) acceptable to the Special Warrant Agent;

(8) “Crystallex” means the party of the first part hereunder and includes any successor corporation to or of such party which shall have complied with the provisions of section 8.2;

(9) “Crystallex's auditors” means Deloitte & Touche, the firm of chartered accountants duly appointed as auditors of Crystallex for the time being;

(10) “Current Market Price” means the volume weighted average trading price for the common shares of Crystallex on the TSX for the previous five trading days;

(11) “Deemed Exercise Date” means, with respect to any Special Warrant deemed to have been exercised by the holder thereof pursuant to subsection 4.2(1), the date on which the Special Warrants are so deemed to have been exercised as provided in such subsection;

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(12) “director” means a director of Crystallex for the time being, and reference without more to action by the directors means action by the directors of Crystallex as a board or, to the extent empowered, by a committee of the board, in each case by resolution duly passed;

(13) “Exercise Date” means, with respect to any Special Warrant exercised by the holder thereof pursuant to subsection 4.1(1), the day on which the Special Warrant Certificate evidencing such Special Warrant is surrendered to the Special Warrant Agent in accordance with the provisions of section 4.1;

(14) “Exercise Price” shall have the meaning ascribed to such term in the Warrant Indenture;

(15) “Expiry Time” means 5:00 p.m. (Toronto time) on the earlier of:

     (a)      the third business day after the Qualification Date; or

     (b)      [insert date which is four months and one day from distribution date];

(16) “Extraordinary Resolution” has the meaning attributed thereto in sections 7.12 and 7.15;

(17) “Final Prospectus” means the (final) short form prospectus that may be filed by Crystallex under the prompt offering qualification system pursuant to National Instrument 44-101 (“NI 44-101”) with the Securities Commissions for the purpose of qualifying for distribution in the Qualifying Jurisdictions of (i) the Common Shares and (ii) the Common Share Purchase Warrants issuable on exercise or deemed exercise of Special Warrants, and includes any amendment thereto;

(18) “person” means an individual, corporation, partnership, trustee or unincorporated organization, and words importing persons have a similar extended meaning;

(19) “Preliminary Prospectus” means the preliminary short form prospectus that may be filed by Crystallex under the prompt offering qualification system pursuant to NI 44-101 with the Securities Commissions in connection with the qualification for distribution in the Qualifying Jurisdictions of (i) the Common Shares and (ii) the Common Share Purchase Warrants, issuable on exercise or deemed exercise of Special Warrants, and includes any amendment thereto;

(20) “Purchase Price” shall have the meaning ascribed to such term in subsection 2.1(1);

(21) “Qualification Date” means the date on which a receipt for the Final Prospectus has been obtained by Crystallex from the Securities Commissions;

(22) “Qualifying Jurisdictions” means Ontario and British Columbia;

(23) “SEC” means the United States Securities and Exchange Commission;

(24) “Securities Commissions” means the securities regulatory authorities of the Qualifying Jurisdictions;

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(25) “Special Warrant Certificate” means a certificate evidencing one or more Special Warrants, substantially in the form set out in Schedule A;

(26) “Special Warrantholders” or “holders” means the persons for the time being entered in a register of holders described in section 3.1 as holders of Special Warrants;

(27) “Special Warrantholders' Request” means an instrument, signed in one or more counterparts by Special Warrantholders who hold in the aggregate not less than 25% of the total number of Special Warrants outstanding for the time being, requesting the Special Warrant Agent to take some action or proceeding specified therein;

(28) “Special Warrants” means the 5,500,000 special warrants created and issued pursuant to subsection 2.1(1) to acquire Common Shares, created and authorized for issuance hereunder and evidenced by Special Warrant Certificates issued and certified in accordance with the provisions hereof and that have not for the time being expired or been exercised or deemed to have been exercised;

(29) “Special Warrant Agent” means the party of the second part hereunder and includes any successor or permitted assigns for the time being in the trusts created hereby;

(30) “Subscription Agreements” means the agreements between Crystallex and the Special Warrantholders providing for the sale of the Special Warrants to the Special Warrantholders;

(31) “this Special Warrant Indenture”, “this Indenture”, “hereto”, “hereunder”, “hereof”, “herein”, “hereby” and similar expressions mean or refer to this Special Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto, and the expressions “Article”, “section”, “subsection” and “paragraph” followed by a number mean the specified Article, section, subsection or paragraph of this Indenture;

(32) “TSX” means the Toronto Stock Exchange;

(33) “U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(34) “Warrant Indenture” means the agreement dated June 20, 2003 between Crystallex and CIBC Mellon Trust Company under which the Common Share Purchase Warrants are created and governed; and

(35) “written order of Crystallex”, “written request of Crystallex”, “written consent of Crystallex”, “written direction of Crystallex” and “certificate of Crystallex” mean, respectively, a written order, request, consent, direction and certificate signed in the name of Crystallex by any director or officer of Crystallex or by any other individual to whom such signing authority is delegated by the directors from time to time, and may consist of one or more instruments so executed.

1.2	Words Importing the Singular

     Words importing the singular include the plural and vice versa and words importing a particular gender include all genders.

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1.3	Interpretation Not Affected by Headings, Etc.

     The division of this Indenture into Articles, sections, subsections, paragraphs, subparagraphs, clauses and subclauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Indenture.

1.4	Day Not a Business Day

     If the day on which any action that would otherwise be required to be taken hereunder is not a business day, that action will be required to be taken on or before the requisite time on the next succeeding day that is a business day with the same force and effect as if taken within the period for the taking of such action.

1.5	Time of the Essence

     Time will be of the essence in all respects in this Indenture and the Special Warrant Certificates.

1.6	Currency

     Except as otherwise stated, all dollar amounts herein are expressed in Canadian dollars.

1.7	Applicable Law

     This Indenture and the Special Warrant Certificates will be construed and enforced in accordance with the laws prevailing in Ontario and the laws of Canada applicable therein and will be treated in all respects as Ontario contracts.

1.8	Generally Accepted Accounting Principles

     Wherever in this Indenture reference is made to generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Indenture, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

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ARTICLE 2
THE SPECIAL WARRANTS

2.1	Creation and Issue of Special Warrants

(1) 5,500,000 Special Warrants, each entitling the holder thereof to acquire one Common Share and one-half of one Common Share Purchase Warrant (each subject to adjustment as provided herein) on the terms and subject to the conditions herein provided, are hereby created and authorized for issuance at a price of $1.25 for each Special Warrant paid for in cash (the “Purchase Price”).

(2) On the date hereof, upon the issuance of the Special Warrants and upon receipt by Crystallex of the issue price in cash therefor, Special Warrant Certificates shall be executed by Crystallex and delivered to the Special Warrant Agent, certified by or on behalf of the Special Warrant Agent upon the written order of Crystallex and delivered by the Special Warrant Agent to Crystallex or to the order of Crystallex pursuant to a written direction of Crystallex, without any further act of or formality on the part of Crystallex and without the Special Warrant Agent receiving any consideration therefor. The Special Warrants shall be issued in registered form only.

2.2	Terms of Special Warrants

(1) Notwithstanding anything to the contrary in this Special Warrant Indenture, the Special Warrants may not be exercised prior to either: (i) the receipt by the Corporation of all applicable regulatory approvals from AMEX, or (ii) the submission by the Corporation of an application to AMEX to delist the Common Shares from AMEX, and subject to subsection 2.2(2) hereof, each Special Warrant issued hereunder, will entitle the holder thereof, upon the exercise or deemed exercise thereof in accordance with the provisions of Article 4 and without payment of any additional consideration, to be issued (i) one Common Share and (ii) one-half of one Common Share Purchase Warrant (each subject to adjustment as provided herein).

(2) The number of Common Shares issuable on exercise of the Special Warrants pursuant to subsection 2.2(1) hereof will be adjusted upon the occurrence of any of the events and in the manner specified in sections 4.7 to 4.10.

(3) If the Corporation does not receive all applicable regulatory approvals from AMEX by 5:00 p.m. (Toronto time) on August 1, 2003 in accordance with subsection 2.2(1), notwithstanding anything to the contrary in this Special Warrant Indenture, the Corporation shall, within two business days, either (i) pay to the Purchaser, or to whom the Purchaser may direct, by certified cheque, money order or wire transfer an amount equal to the product of the Purchase Price and the number of Special Warrants purchased plus interest thereon from and including June 20, 2003 at the prime bank rate of the Bank of Canada on August 1, 2003 plus two percent (the “Interest Rate”) or (ii) deliver to the Purchaser, or to whom the Purchaser may direct, an unsecured promissory note of the Corporation, which shall be payable on demand and shall bear interest at the Interest Rate, payable quarterly not in arrears with interest accruing from and including June 20, 2003, and which shall have a maturity date of August 1, 2004. Concurrently with such payment or delivery of such promissory note, the Purchaser shall deliver to the Corporation the certificates evidencing the Special Warrants held by the Purchaser.

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2.3	Form of Special Warrant Certificates

(1) The Special Warrant Certificates (including the certificate of the Special Warrant Agent endorsed thereon) will be substantially in the form set out in Schedule A, will be dated as of the date hereof (regardless of the actual dates of their issue), will bear such legends and distinguishing letters and numbers as Crystallex, with the approval of the Special Warrant Agent, may reasonably prescribe and will be issuable in any whole number denomination. No fractional Special Warrants will be issued or otherwise provided for hereunder.

(2) The Special Warrant Certificates may be engraved, lithographed or printed (the expression “printed” including for purposes hereof both original typewritten material as well as mimeographed, mechanically, photographically, photostatically or electronically reproduced, typewritten or other written material), or partly in one form and partly in another, as Crystallex may determine.

(3) Each Special Warrant Certificate will bear a restrictive legend, so long as appropriate, substantially similar to the following:

NEITHER THESE SPECIAL WARRANTS NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THESE SPECIAL WARRANTS HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "1933 ACT") OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER.

THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) UNTIL [Insert date which is 41 days from date of issue], AND THEREAFTER ONLY IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

THESE SPECIAL WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) UNLESS SUCH EXERCISE IS REGISTERED UNDER THE 1933 ACT OR IS MADE PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, AND UPON THE REASONABLE REQUEST OF THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

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UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [Insert date which is 4 months and 1 day from date of issue].

2.4	Signing of Special Warrant Certificates

(1) The Special Warrant Certificates will be signed by any director or officer of Crystallex or by any other individual to whom such signing authority is delegated by the directors from time to time.

(2) The signatures of any of the officers or individuals referred to in subsection (1) may be manual signatures, engraved, lithographed, photocopied, reproduced by facsimile transmission or printed in facsimile and Special Warrant Certificates bearing such facsimile signatures will be binding on Crystallex as if they had been manually signed by such officers or individuals.

(3) Notwithstanding that any person whose manual or facsimile signature appears on a Special Warrant Certificate as one of the officers or individuals referred to in subsection (1) no longer holds the same or any other office with Crystallex at the date of issuance of any Special Warrant Certificate or at the date of certification or delivery thereof, such Special Warrant Certificate will, subject to section 2.5, be valid and binding on Crystallex.

2.5	Certification by Special Warrant Agent

(1) No Special Warrant Certificate will be issued or, if issued, will be valid or entitle the holder to the benefits hereof until it has been certified by manual signature by or on behalf of the Special Warrant Agent substantially in the form of the certificate set out in Schedule A or in such other form approved by the Special Warrant Agent. The certification by the Special Warrant Agent on a Special Warrant Certificate will be conclusive evidence as against Crystallex that such Special Warrant Certificate has been duly issued hereunder and that the holder thereof is entitled to the benefits hereof.

(2) The certification by the Special Warrant Agent on any Special Warrant Certificate issued hereunder will not be construed as a representation or warranty by the Special Warrant Agent as to the validity of this Indenture (except in respect of its due authorization, execution and delivery by, and enforceability against, the Special Warrant Agent) or such Special Warrant Certificate (except the due certification thereof) or as to the performance by Crystallex of its obligations under this Indenture and the Special Warrant Agent will in no respect be liable or answerable for the use made of any Special Warrant Certificate or of the consideration therefor, except as otherwise specified herein.

2.6	Special Warrants to Rank Pari Passu

     All Special Warrants will rank pari passu, whatever may be the actual dates of issue of the Special Warrant Certificates by which they are evidenced.

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2.7	Issue in Substitution for Lost Certificates, Etc.

(1) If any Special Warrant Certificate becomes mutilated or is lost, destroyed or stolen, Crystallex, subject to applicable law and to subsection 2.7(2), will issue, and thereupon the Special Warrant Agent will certify and deliver, a new Special Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and on surrender and cancellation of such mutilated Special Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Special Warrant Certificate.

(2) The applicant for the issue of a new Special Warrant Certificate pursuant to this section will bear the reasonable cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof:

(a)	furnish to Crystallex and to the Special Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate to be replaced as is satisfactory to Crystallex and to the Special Warrant Agent in their discretion;

(b)	furnish an indemnity in amount and form satisfactory to Crystallex and to the Special Warrant Agent in their discretion; and

(c)	pay the reasonable charges of Crystallex and the Special Warrant Agent in connection therewith.

2.8	Cancellation of Surrendered Special Warrants

     All Special Warrant Certificates surrendered to the Special Warrant Agent pursuant to sections 2.7, 3.1, 3.2, 4.1 or 4.2 will be cancelled by the Special Warrant Agent and, if requested by Crystallex in writing, the Special Warrant Agent will furnish to Crystallex with a cancellation certificate identifying each Special Warrant Certificate so cancelled, the number of Special Warrants evidenced thereby and the number of Common Shares and Common Share Purchase Warrants, if any, issued pursuant to such Special Warrants.

2.9	Special Warrantholder not a Shareholder

     Nothing in this Indenture or in the holding of a Special Warrant evidenced by a Special Warrant Certificate, or otherwise, will be construed as conferring on any Special Warrantholder any right or interest whatsoever as a shareholder of Crystallex, including but not limited to any right to vote at, to receive notice of, or to attend any meeting of shareholders or any other proceeding of Crystallex or any right to receive any dividend or other distribution to which the shareholders of Crystallex may be entitled.

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ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF SPECIAL WARRANTS

3.1	Registration and Transfer of Special Warrants

(1) The Special Warrant Agent will cause to be kept:

(a)	by and at the principal office in Vancouver, British Columbia of the Special Warrant Agent a register of holders in which shall be entered in alphabetical order the names and addresses of the Special Warrantholders and particulars of the Special Warrants held by them; and

(b)	by and at the principal office in Vancouver, British Columbia of the Special Warrant Agent, a register of transfers in which all transfers of Special Warrants and the date and other particulars of each transfer shall be entered.

(2) No transfer of any Special Warrant will be valid unless duly entered on the appropriate register of transfers referred to in subsection 3.1(1), or on any branch registers maintained pursuant to subsection 3.1(7), upon surrender to the Special Warrant Agent of the Special Warrant Certificate evidencing such Special Warrant, duly endorsed by, or accompanied by a written instrument of transfer substantially in the form of Appendix 2 to the Special Warrant Certificate or otherwise in form satisfactory to the Special Warrant Agent, executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Special Warrant Agent, and, upon compliance with such requirements and such other reasonable requirements as the Special Warrant Agent may prescribe, such transfer will be duly noted on one of such registers of transfers by the Special Warrant Agent within five business days of the satisfaction of all such requirements.

(3) The transferee of any Special Warrant will, after surrender to the Special Warrant Agent of the Special Warrant Certificate evidencing such Special Warrant as required by subsection 3.1(2) and upon compliance with all other conditions in respect thereof required by this Indenture or by law (including, without limitation, the requirements set forth in the legend appearing in subsection 2.3(3) hereof), be entitled to be entered on the register of holders referred to in subsection 3.1(1), or on any branch registers of holders maintained pursuant to subsection 3.1(7), as the owner of such Special Warrant free from all equities or rights of set-off or counterclaim between Crystallex and the transferor or any previous holder of such Special Warrant, except in respect of equities of which Crystallex is required to take notice by statute or by order of a court of competent jurisdiction.

(4) Crystallex will be entitled, and may direct the Special Warrant Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Special Warrant on the registers referred to in subsection 3.1(1), or on any branch registers maintained pursuant to subsection 3.1(7), if, in the opinion of counsel to Crystallex, such transfer would require Crystallex to qualify the Common Shares or the Common Share Purchase Warrants issuable on exercise or deemed exercise of the Special Warrants for distribution in any jurisdiction other than the Qualifying Jurisdictions.

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(5) Subject to applicable law, neither Crystallex nor the Special Warrant Agent will be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Special Warrant, and may transfer any Special Warrant on the written direction of the person registered as the holder thereof and delivered in accordance with subsection 3.1(2), whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

(6) The registers referred to in subsection 3.1(1), and any branch registers maintained pursuant to subsection 3.1(7), will at all reasonable times be open for inspection by Crystallex and any Special Warrantholder. The Special Warrant Agent will from time to time when requested to do so in writing by Crystallex or any Special Warrantholder (upon payment of the Special Warrant Agent's reasonable charges), furnish Crystallex or such Special Warrantholder with a list of the names and addresses of holders of Special Warrants entered on such registers and showing the number of Special Warrants held by each such holder.

(7) With the approval of the Special Warrant Agent, Crystallex may at any time and from time to time change the place at which the registers referred to in subsection 3.1(1) are kept, cause branch registers of holders or transfers to be kept at other places and close such branch registers or change the place at which such branch registers are kept. Notice of any such change or closure shall be given by Crystallex to the Special Warrant Agent and the holders of Special Warrants.

(8) The Special Warrant Agent shall retain until the sixth anniversary of the termination of this Indenture all instruments of transfer of Special Warrants which are tendered for registration including the details shown thereon of the persons by or through whom they were lodged, all cancelled Special Warrants and other related documents.

3.2	Exchange of Special Warrant Certificates

(1) One or more Special Warrant Certificates may, on compliance with the reasonable requirements of the Special Warrant Agent, be exchanged for one or more Special Warrant Certificates of different denomination evidencing in the aggregate the same number of Special Warrants as the Special Warrant Certificate or Special Warrant Certificates being exchanged.

(2) Special Warrant Certificates may be exchanged only at the principal office in Vancouver, British Columbia of the Special Warrant Agent or at any other place designated by Crystallex with the approval of the Special Warrant Agent.

(3) Any Special Warrant Certificate tendered for exchange shall be surrendered to the Special Warrant Agent or its agent and cancelled.

(4) Crystallex will sign all Special Warrant Certificates necessary to carry out exchanges pursuant to this section and such Special Warrant Certificates will be certified by or on behalf of the Special Warrant Agent.

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3.3	No Charges for Transfer or Exchange

     No charge, including any stamp tax or other governmental levy, will be levied on a presenter of a Special Warrant Certificate pursuant to this Indenture for the transfer of any Special Warrant or the exchange of any Special Warrant Certificate.

3.4	Ownership of Special Warrants

(1) Crystallex and the Special Warrant Agent may deem and treat the person in whose name any Special Warrant is registered as the absolute owner of such Special Warrant for all purposes, and such person will for all purposes of this Indenture be and be deemed to be the absolute owner thereof, and Crystallex and the Special Warrant Agent will not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction.

(2) The registered holder of any Special Warrants will be entitled to the rights evidenced thereby free from all equities and rights of set-off or counterclaim between Crystallex and the original or any intermediate holder thereof and all persons may act accordingly, and the delivery to any such registered holder of the Common Shares and the Common Share Purchase Warrants issued on exercise or deemed exercise of such Special Warrants will be a good discharge to Crystallex and the Special Warrant Agent therefor and, unless Crystallex or the Special Warrant Agent are required by statute or by an order of a court of competent jurisdiction, neither Crystallex nor the Special Warrant Agent will be bound to inquire into the title of any such registered holder.

3.5	Assumption by Transferee

     Upon becoming a Special Warrantholder in accordance with the provisions of this Indenture, the transferee thereof shall be deemed to have acknowledged and agreed to be bound by this Indenture. Upon the registration by the Special Warrant Agent of such transferee as the holder of a Special Warrant or Special Warrants, the transferor thereof shall cease to have any further rights under this Indenture with respect to such Special Warrant or Special Warrants or the Common Shares or Common Share Purchase Warrants to be issued on exercise or deemed exercise thereof.

Article 4 EXERCISE OF SPECIAL WARRANTS

4.1	Exercise

(1) Subject to the limitation set forth in subsection 4.1(2), holders of Special Warrants may at any time after: (i) the receipt by the Corporation of all applicable regulatory approvals from AMEX, or (ii) the submission by the Corporation of an application to AMEX to delist the Common Shares from AMEX, and prior to the Expiry Time, exercise the right thereby conferred to be issued Common Shares and Common Share Purchase Warrants by surrendering to the Special Warrant Agent at the principal office in Vancouver, British Columbia of the Special Warrant Agent or to any other person or at any other place designated by Crystallex with the approval of the Special Warrant Agent, during normal business hours on a business day at such place, the Special Warrant Certificate(s) evidencing the number of Special Warrants

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being exercised, with a duly completed and executed notice of exercise substantially in the form set out in Appendix 1 to such Special Warrant Certificate(s). Notwithstanding the foregoing, a holder may exercise the Special Warrants by delivering to the Special Warrant Agent a facsimile transmission of the Special Warrant Certificate(s) evidencing such Special Warrants together with a duly completed and executed notice of exercise in the form set out in Appendix 1 to such Special Warrant Certificate(s) together with such other documents as may be contemplated by the Special Warrant Certificiate(s) to the Special Warrant Agent provided that the original Special Warrant Certificate(s) and notice of exercise are received by the Special Warrant Agent or other person as may be designated herein within three business days of the date of such facsimile transmission.

(2) Any Special Warrant Certificate with a duly completed and executed notice of exercise referred to in subsection 4.1(1) will be deemed to have been surrendered only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Special Warrant Agent or one of the other persons at the office or one of the other places specified in subsection 4.1(1), provided however that if exercise is made by facsimile transmission as set out in subsection 4.1(1), the Special Warrant Certificate and executed notice of exercise will be deemed to be surrendered as at the date of the facsimile transmission only in the event the original Special Warrant Certificate and executed notice are received by the Special Warrant Agent or other person as designated therein within three business days of the date of the facsimile transmission.

(3) Any notice of exercise referred to in subsection 4.1(1) must be signed by the Special Warrantholder, or such Special Warrantholder’s executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Special Warrant Agent, acting reasonably, and, if any Common Shares or Common Share Purchase Warrants thereby issuable are to be issued to a person or persons other than the Special Warrantholder, must specify the name or names and the address or addresses of each such person or persons and the number of Common Shares and Common Share Purchase Warrants to be issued to each such person if more than one is so specified.

(4) The holder of any Special Warrant Certificate who wishes to exercise the Special Warrants evidenced by such Special Warrant Certificate may exercise less than all of such Special Warrants and in the case of any such partial exercise shall be entitled to receive a Special Warrant Certificate, signed and certified in accordance with the provisions of Article 2, evidencing the number of Special Warrants held by the Special Warrantholder which remain unexercised. Such Special Warrant Certificate will be delivered by the Special Warrant Agent to the holder concurrently with the certificates representing the Common Shares and Common Share Purchase Warrants issued on partial exercise of such holder's Special Warrants.

(5) Each person exercising Special Warrants must provide Crystallex with (A) either (i) written certification as to facts that would evidence that such person is exercising such Special Warrants in compliance with an exemption from registration from the U.S. Securities Act or (ii) a written opinion of counsel acceptable to Crystallex to the effect that the Special Warrants and the Common Shares delivered upon exercise thereof have been registered under the U.S. Securities Act or are exempt from registration thereunder, together with (B) written certification as to such other material reflecting that the exercise is exempt from registration as the Corporation may reasonably request.

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4.2	Deemed Exercise

(1) If any Special Warrant has not been exercised pursuant to section 4.1 and the Expiry Time has occurred, such Special Warrant will be deemed to have been exercised by the holder thereof (without any further action on the part of such holder or Crystallex) immediately prior to the Expiry Time provided that either: (i) the Corporation is in receipt of all applicable regulatory approvals from AMEX or (ii) the Corporation has submitted an application to AMEX to delist the Common Shares from AMEX (the “AMEX Conditions”). In such event, Crystallex will cause the Special Warrant Agent, within two business days following the Expiry Time, to give notice (such form of notice to be provided by Crystallex) of such deemed exercise to the holders of such Special Warrants. Such notice shall specify that the Special Warrants are deemed to have been exercised automatically in accordance with their terms and will indicate the place or places at which, pursuant to subsection 4.2(2), Special Warrant Certificates may thereafter be surrendered in exchange for certificates representing the Common Shares and Common Share Purchase Warrants issued upon such deemed exercise of Special Warrants.

(2) The holder of any Special Warrant deemed to have been exercised pursuant to subsection 4.2(1) will have no rights thereunder except to receive certificates representing the Common Shares and Common Share Purchase Warrants thereby issued to him upon surrender to the Special Warrant Agent at the principal office in Vancouver, British Columbia of the Special Warrant Agent or to any other person or at any other place designated by Crystallex with the approval of the Special Warrant Agent, during normal business hours on a business day at such place, of the Special Warrant Certificate evidencing such Special Warrant. Any Special Warrant Certificate will be deemed to have been surrendered for such purpose only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Special Warrant Agent or one of such other persons at such office or one of such other places.

4.3	Effect of Exercise or Deemed Exercise

(1) Upon the exercise of any Special Warrant in accordance with section 4.1 or upon the deemed exercise of any Special Warrant in accordance with section 4.2, the Common Shares and Common Share Purchase Warrants thereby issuable will be deemed to have been issued, and the person or persons to whom such Common Shares and Common Share Purchase Warrants are to be issued will be deemed to have become the holder or holders of record thereof, on the Exercise Date or the Deemed Exercise Date, as the case may be, unless the transfer registers for the Common Shares are closed on that date, in which case such Common Shares will be deemed to have been issued and such person or persons will be deemed to have become the holder or holders of record thereof on the date on which such transfer registers are reopened, but such Common Shares will be issued on the basis of the number of Common Shares and Common Share Purchase Warrants to which such person or persons were entitled on the Exercise Date or the Deemed Exercise Date, as the case may be.

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(2) As soon as practicable and in any event not later than, in the case of the exercise of any Special Warrant in accordance with section 4.1, the second business day following the Exercise Date or, in the case of the exercise of any Special Warrant by facsimile transmission in accordance with section 4.1 or the deemed exercise of any Special Warrant in accordance with section 4.2, within two business days after the surrender to the Special Warrant Agent of the original Special Warrant Certificate evidencing such Special Warrant in accordance with subsection 4.1(2) or subsection 4.2(2) as the case may be, Crystallex will cause (i) the Special Warrant Agent to send by mail or other means of transmission to the person or persons in whose name or names the Common Shares thereby and thereunder issued have been issued, at his or their respective addresses, or, if so specified, cause to be delivered to such person or persons at the place where the Special Warrant Certificate evidencing such Special Warrant was surrendered, certificates representing the Common Shares so issued and (ii) the warrant agent under the Warrant Indenture to send by mail or other means of transmission to the person or persons in whose name or names the Common Share Purchase Warrants thereby and thereunder issued have been issued, at his or their respective addresses or, if so specified, cause to be delivered to such person or persons at the place where the Special Warrant Certificate evidencing such Special Warrant was surrendered, certificates representing the Common Share Purchase Warrants.

(3) If any Common Shares or Common Share Purchase Warrants issuable pursuant to any Special Warrant are to be issued to a person or persons other than the Special Warrantholder, the Special Warrantholder must pay to Crystallex or to the Special Warrant Agent on its behalf an amount equal to all exigible transfer taxes or other government charges, and Crystallex will not be required to issue or deliver any certificates representing any such Common Shares or Common Share Purchase Warrants unless or until such amount has been so paid or the Special Warrantholder has established to the satisfaction of Crystallex that such taxes and charges have been paid or that no such taxes or charges are owing.

4.4	No Fractional Common Shares

     Crystallex will not, whether pursuant to an adjustment in accordance with section 4.7 or under any other circumstances, be obligated to issue any fraction of a Common Share on the exercise or deemed exercise of Special Warrants. If any fractional interest in a Common Share would, except for the provisions of this section, be deliverable upon the exercise of Special Warrants, Crystallex shall round the aggregate number of Common Shares so deliverable up to the nearest whole number of Common Shares.

4.5	Recording

     The Special Warrant Agent will record particulars of each Special Warrant exercised or deemed to have been exercised which will include the name and address of each person to whom Common Shares and Common Shares Purchase Warrants are thereby issued, the number of Common Shares and Common Shares Purchase Warrants so issued and the Exercise Date or Deemed Exercise Date in respect thereof. Within five business days after each Exercise Date or Deemed Exercise Date, the Special Warrant Agent will provide such particulars in writing to Crystallex, in the case of the Common Shares and, in the case of the Common Share Purchase Warrants, to the warrant agent under the Warrant Indenture.

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4.6	Securities Restrictions

(1) The Special Warrants and the Common Shares and Common Share Purchase Warrants issuable upon the exercise of the Special Warrants have not been and will not be registered under the U.S. Securities Act, or the securities laws of any state, and the Special Warrants may not be exercised (or deemed exercised) unless an exemption from registration is available, and Crystallex shall have received either written evidence satisfactory to it upon which it can rely that such exemption is available or an opinion of counsel to such effect in form and substance reasonably satisfactory to it.

(2) No Common Shares or Common Share Purchase Warrants will be issued on the exercise or deemed exercise of any Special Warrant, if in the opinion of counsel to Crystallex (delivered to the Special Warrant Agent prior to issue), the issuance of such Common Shares or Common Share Purchase Warrants would constitute a violation of the securities laws of any applicable jurisdiction or require Crystallex to qualify the Common Shares and Common Share Purchase Warrants issuable on exercise or deemed exercise of the Special Warrants for distribution in any jurisdiction other than the Qualifying Jurisdictions. Without limiting the generality of the preceding sentence,

(a)	if the Exercise Date in respect of any Special Warrant occurs before the Expiry Time, the certificates representing the Common Shares and Common Share Purchase Warrants thereby issued will bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [Insert date which is 4 months and 1 day from date of issue].

(b)	if the exercise date is in respect of any Special Warrant occurs less than 41 days after the date of issue of the Special Warrants, certificates representing the Common Shares and the Common Share Purchase Warrants will bear the following legend:

THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) UNTIL [Insert date which is 41 days from the date of issue], AND THEREAFTER ONLY IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

(c)	all Special Warrants and Common Share Purchase Warrants shall bear the following legend:

THESE SECURITIES MAY NOT BE EXERCISED UNLESS SUCH EXERCISE IS REGISTERED UNDER THE 1933 ACT OR IS MADE PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

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(d)	certificates for Special Warrants and Common Share Purchase Warrants shall bear such additional legends, such as the following:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "1933 ACT") OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER.

(e)	certificates for Common Shares shall bear such additional legends, such as the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “1933 ACT”) OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER.

as may, in the opinion of counsel to Crystallex, be necessary or advisable in order to avoid a violation of any securities laws of any province of Canada or of the United States of America or to comply with the requirements of the TSX, the AMEX or any stock exchange on which the Common Shares are listed, provided that if, at any time, in the opinion of counsel to Crystallex, such legends are no longer necessary or advisable in order to avoid a violation of any such laws, or the holder of any such legended certificate, at his expense, provides Crystallex with evidence reasonably satisfactory in form and substance to Crystallex (which may include an opinion of counsel satisfactory to Crystallex) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares or Common Share Purchase Warrants in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to Crystallex in exchange for a certificate which does not bear such legends.

4.7	Adjustment Definitions

(1) The rights of the holder of any Special Warrant, including the number of Common Shares and Common Share Purchase Warrants issuable upon the exercise or deemed exercise, as the case may be, of such Special Warrant will be adjusted from time to time in the events and in the manner provided in, and in accordance with sections 4.8, 4.9 and 4.10 and for such purposes:

(a)	“Adjustment Period” means in respect of each Special Warrant, the period commencing on the date hereof and ending at the Expiry Time thereof;

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(b)	“Exchange Rate” means the rate at which Common Shares and Common Share Purchase Warrants are issuable upon the exercise of any Special Warrant, which rate, subject to adjustment in accordance with this Indenture, is one Common Share and one half of one Common Share Purchase Warrant for each Special Warrant as of the date hereof; and

(c)	“Trading Day”, with respect to any stock exchange or over-the-counter market, means a day on which shares may be traded through the facilities of such stock exchange or in such over-the-counter market, and, otherwise, means a day on which shares may be traded through the facilities of the principal stock exchange on which the common shares of Crystallex are listed (or, if the such common shares are not listed on any stock exchange, then in the over-the-counter market).

4.8	Adjustment of Exchange Rate

(1) The Exchange Rate in effect at any date will be subject to adjustment from time to time as follows:

(a)	If and whenever at any time during the Adjustment Period, Crystallex shall (i) subdivide or redivide the common shares of Crystallex at any time outstanding (in this Article 4, the “Outstanding Shares”) into a greater number of Outstanding Shares, (ii) consolidate, combine or reduce the Outstanding Shares into a lesser number of common shares of Crystallex, or (iii) issue common shares of Crystallex to all or substantially all of the holders of Outstanding Shares by way of a stock dividend or other distribution, then, in each such event, the Exchange Rate will, on the record date for such event, or if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exchange Rate in effect immediately prior to such date by a fraction, of which the denominator shall be the total number of Outstanding Shares on such date before giving effect to such event, and of which the numerator shall be the total number of Outstanding Shares outstanding on such date after giving effect to such event. Such adjustment will be made successively whenever any such event shall occur. Any such issue of common shares of Crystallex by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of Outstanding Shares under paragraphs 4.8(1)(b) and (c).

(b)	If and whenever at any time during the Adjustment Period, Crystallex shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of Outstanding Shares entitling the holders thereof, within a period expiring not more than 45 days after the date of issue thereof, to subscribe for or purchase common shares of Crystallex (or securities convertible into or exchangeable for such shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on the earlier of such record date and the date on which Crystallex announces its intention to make such issuance, then, in each such case, the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by

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multiplying the Exchange Rate in effect on such record date by a fraction, of which the denominator shall be the total number of Outstanding Shares on such record date plus a number of common shares of Crystallex equal to the number arrived at by dividing the aggregate price of the total number of additional common shares of Crystallex so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the numerator shall be the total number of Outstanding Shares on such record date plus the total number of additional common shares of Crystallex so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Outstanding Shares owned by or held for the account of Crystallex or any subsidiary of Crystallex shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in paragraph 4.8(1)(c) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Rate will then be readjusted to the Exchange Rate which would then be in effect if such record date had not been fixed or to the Exchange Rate which would then be in effect based upon the number of common shares of Crystallex (or securities convertible into or exchangeable for such shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(c)	If and whenever at any time during the Adjustment Period, Crystallex shall fix a record date for the making of a distribution to all or substantially all of the holders of Outstanding Shares of (i) shares of any class other than common shares whether of Crystallex or any other corporation, (ii) rights, options or warrants (other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the date of issue thereof), (iii) evidences of indebtedness, or (iv) cash, securities or other property or assets then, in each such case, the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the denominator shall be the total number of Outstanding Shares on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which Crystallex announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the numerator shall be the total number of Outstanding Shares on such record date multiplied by such Current Market Price. Any Outstanding Shares owned by or held for the account of Crystallex or any subsidiary of Crystallex shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in

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paragraph 4.8(1)(b) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exchange Rate will then be readjusted to the Exchange Rate which would then be in effect if such record date had not been fixed or to the Exchange Rate which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(2) If and whenever at any time during the Adjustment Period, there is (i) any reclassification of the Outstanding Shares, any change of the common shares of Crystallex into other shares or any other capital reorganization of Crystallex (other than as described in subsection (1)), (ii) any consolidation, amalgamation, arrangement, merger or other form of business combination of Crystallex with or into any other corporation resulting in any reclassification of the Outstanding Shares, any change of the common shares of Crystallex into other shares or any other capital reorganization of Crystallex, or (iii) any sale, lease, exchange or transfer of the undertaking or assets of Crystallex as an entirety or substantially as an entirety to another corporation or entity in which the holders of Outstanding Shares are entitled to receive shares, other securities or other property, then, in each such event, each holder of any Special Warrant which is thereafter exercised will be entitled to receive, and shall accept, in lieu of the number of Common Shares and Common Share Purchase Warrants to which such holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such holder would have been entitled to receive as a result of such event if, on the effective date thereof, such holder had been the registered holder of the number of Common Shares and Common Share Purchase Warrants to which such holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this section with respect to the rights and interests thereafter of the holders of Special Warrants to the end that the provisions set forth in this section will thereafter correspondingly be made applicable, as nearly as may reasonably be possible, in the relation to any shares or other securities or property thereafter deliverable upon the exercise or deemed exercise of any Special Warrant. Any such adjustments will be made by and set forth in an indenture supplemental hereto approved by the directors of Crystallex and by the Special Warrant Agent and shall for all purposes be conclusively deemed to be an appropriate adjustment.

4.9	Adjustment of Exercise Price

(1) The Exercise Price in effect at any date will be subject to adjustment from time to time if and whenever at any time during the Adjustment Period, Crystallex shall (i) subdivide or redivide the outstanding common shares into a greater number of common shares, (ii) consolidate, combine or reduce the outstanding common shares into a lesser number of common shares, or (iii) issue common shares to all or substantially all of the holders of common shares by way of a stock dividend or other distribution. In any such event, the Exercise Price will,

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on the effective date of or record date for such event, be adjusted so that it will equal the price determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, the numerator of which shall be the total number of common shares outstanding on such date before giving effect to such event and the denominator of which shall be the total number of common shares outstanding immediately after giving effect to such event. Such adjustment will be made successively whenever any such event shall occur. Any such issue of common shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding common shares.

(2) If and whenever at any time during the Adjustment Period, Crystallex shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of common shares entitling the holders thereof, within a period expiring not more than 45 days after the date of the issue thereof, to subscribe for or purchase common shares (or securities convertible into or exchangeable for common shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on the earlier of such record date and the date on which Crystallex announces its intention to make such issuance, then, in each such case, the Exercise Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of common shares outstanding on such record date plus a number of common shares equal to the number arrived at by dividing the aggregate price of the total number of additional common shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of common shares outstanding on such record date plus the total number of additional common shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). If by the terms of such rights, options or warrants, there is more than one purchase, conversion or exchange price per common share, the aggregate price of the total number of additional common shares offered for subscription or purchase, or the additional conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for the purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per common share, as the case may be. Any common shares owned by or held for the account of Crystallex or any affiliate or any subsidiary of Crystallex shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based on the number of common shares (or securities convertible into or exchangeable for common shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(3) If and whenever at any time during the Adjustment Period, Crystallex shall fix a record date for the making of a distribution to all or substantially all of the holders of common shares of:

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(a)	shares of any class other than common shares whether of Crystallex or any other corporation;

(b)	rights, options or warrants (other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the date of issue thereof);

(c)	evidences of indebtedness; or

(d)	cash, securities or other property or assets;

then, in each such case, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of common shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which Crystallex announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of common shares outstanding on such record date multiplied by such Current Market Price. Any common shares owned by or held for the account of Crystallex or any subsidiary of Crystallex shall be deemed not to be outstanding for the purpose of such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

4.10	Adjustment Rules

(1) In any case in which this Article shall require that an adjustment shall become effective immediately after a record date for or effective date of an event referred to herein, Crystallex may defer, until the occurrence and consummation of such event, issuing to the holder of any Special Warrant exercised or deemed to have been exercised after such record date or effective date and before the occurrence and consummation of such event the additional Common Shares, Common Share Purchase Warrants or other securities or property issuable upon such exercise or deemed exercise by reason of the adjustment required by such event, provided, however, that Crystallex will deliver to such holder, as soon as reasonably practicable after such record date, an appropriate instrument evidencing such holder's right to receive such additional Common Shares, Common Share Purchase Warrants or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares, Common Share Purchase

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Warrants or other securities or property declared in favour of the holders of record of Outstanding Shares or of such other securities or property on or after the Exercise Date or the Deemed Exercise Date, as the case may be, or such later date as such holder would, but for the provisions of this subsection, have become the holder of record of such additional Common Shares, Common Share Purchase Warrants or of such other securities or property pursuant to subsection 4.8(2).

(2) All shares of any class or other securities or property which a Special Warrantholder is at the time in question entitled to receive on the full exercise of his Special Warrant, whether or not as a result of adjustments made pursuant to section 4.8 shall, for the purposes of the interpretation of this Indenture, be deemed to be securities which such Special Warrantholder is entitled to subscribe for pursuant to the exercise of such Special Warrant.

(3) If Crystallex shall set a record date to determine the holders of the securities for the purpose of entitling them to receive any dividend or distribution or any subscription or exercise rights and shall, thereafter and before the distribution to such securityholders of any such dividend, distribution or subscription or exercise rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or exercise rights, then no adjustment in the number of common shares obtainable upon exercise of any Special Warrant or Common Share Purchase Warrant shall be required by reason of the setting of such record date.

(4) The adjustments provided for in this Article 4 are cumulative, shall, in the case of any adjustment to the Exchange Rate or the Exercise Price, be computed to the nearest one one-hundredth of a common share or nearest cent, respectively, and will apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions of this Article, provided that, notwithstanding any other provision of this section, no adjustment of the Exchange Rate or the Exercise Price will be required (i) unless such adjustment would require an increase or decrease of at least 1% in the Exchange Rate or the Exercise Price then in effect (provided, however, that any adjustment which by reason of this subsection is not required to be made will be carried forward and taken into account in any subsequent adjustment), or (ii) in respect of any Common Shares issuable or issued pursuant to any stock option or any stock option or stock purchase plan of Crystallex or of subsidiaries of Crystallex.If any question arises with respect to the adjustments provided in this section, such question shall be conclusively determined by Crystallex's auditors or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by Crystallex and acceptable to the Special Warrant Agent. Such accountants shall have access to all necessary records of Crystallex and such determination shall be binding upon Crystallex, the Special Warrant Agent and the Special Warrantholders.

(5) If and whenever at any time during the Adjustment Period, Crystallex shall take any action affecting or relating to the Common Shares, other than any action described in this section, which in the opinion of the directors would adversely affect the rights of any holders of Warrants, the Exchange Rate and/or the Exercise Price will be adjusted by the directors in such manner, if any, and at such time, as the directors, may in their sole discretion determine to be equitable in the circumstances to such holders.

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(6) After any adjustment pursuant to section 4.8, the terms “Common Share” and “Common Share Purchase Warrant” where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to section 4.8, a Special Warrantholder is entitled to receive upon the exercise or deemed exercise of his Special Warrants, and the number of Common Shares and Common Share Purchase Warrants indicated in any exercise or deemed exercise made pursuant to a Special Warrant shall be interpreted to include the number of Common Shares and Common Share Purchase Warrants and other property or securities that a Special Warrantholder is entitled to receive as a result of such adjustment and all prior adjustments pursuant to section 4.8, upon the exercise or deemed exercise of a Special Warrant

(7) As a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Special Warrants, Crystallex will take any action which may, in the opinion of counsel to Crystallex, be necessary in order that Crystallex, or any successor to Crystallex or successor to the undertaking or assets of Crystallex, will be obligated to and may validly and legally issue all the Common Shares, Common Share Purchase Warrants or other securities or property which the holders of Special Warrants would be entitled to receive thereafter on the exercise or deemed exercise thereof in accordance with the provisions hereof.

(8) At least ten days before the earlier of the effective date of or record date for any event referred to in this section that requires or might require an adjustment in any of the rights under the Special Warrants or such longer notice period as may be applicable in respect of notices required to be delivered by Crystallex to holders of its Outstanding Shares, Crystallex will:

(a)	file with the Special Warrant Agent a certificate of Crystallex specifying the particulars of such event and, to the extent determinable, any adjustment required and the computation of such adjustment; and

(b)	give notice to the Special Warrantholders of the particulars of such event and, to the extent determinable, any adjustment required and a description of how such adjustment will be calculated.

Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable Crystallex will:

(a)	file with the Special Warrant Agent a certificate of Crystallex showing the computation of such adjustment; and

(b)	give notice to the Special Warrantholders of such adjustment.

Where a notice pursuant to this subsection has been given, the Special Warrant Agent shall be entitled to act and rely on any adjustment calculation of Crystallex or Crystallex's auditors.

(9) Subject to subsection 9.2(1), the Special Warrant Agent shall not:

(a)	at any time be under any duty or responsibility to any Special Warrantholder to determine whether any facts exist which may require any adjustment under Section 4.8, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making same;

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(b)	be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, Common Share Purchase Warrants or of any shares or other securities or property which may at any time be issued or delivered upon the exercise or deemed exercise of any Special Warrant; or

(c)	be responsible for any failure of Crystallex to make any cash payment or to issue, transfer or deliver Common Shares, Common Share Purchase Warrants or certificates representing such securities upon the surrender of any Special Warrant for the purpose of exercise or deemed exercise, or to comply with any of the covenants contained in this section.

4.11	Warrant Indenture

     All Common Share Purchase Warrants shall be created pursuant to, and once issued shall be governed by, the terms of the Warrant Indenture. Prior to the issuance of any Common Share Purchase Warrants, all conditions to such issue in the Warrant Indenture shall be first satisfied.

Article 5 COVENANTS
5.1	General Covenants

     Crystallex represents, warrants, covenants and agrees to and with the Special Warrant Agent that, so long as any Special Warrant remains outstanding and may be exercised:

(a)	Crystallex is duly authorized to create and issue the Special Warrants and that the Special Warrant Certificates, when issued and countersigned as herein provided, will be valid and enforceable against Crystallex.

(b)	Crystallex will at all times maintain its corporate existence, carry on and conduct its business in a proper and business-like manner, keep or cause to be kept proper books of account in accordance with generally accepted accounting practice and Crystallex will send to Special Warrantholders copies of all financial statements furnished to its shareholders during the term of this Indenture;

(c)	Crystallex will continue, and will cause each of its subsidiaries to continue, to engage in business of the same general type as now conducted by Crystallex and its subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business;

(d)	Crystallex and each of its subsidiaries will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other person, or (ii) permit any other person to consolidate with or merge into it, unless (x) either (A) Crystallex shall be the survivor of such merger or consolidation or (B) the surviving person shall expressly assume by supplemental agreement all of

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26

the obligations of Crystallex under the Subscription Agreements and this Indenture and the Warrant Indenture; (y) if Crystallex is not the surviving entity, such surviving entity’s common shares shall be listed on either The New York Stock Exchange, AMEX, Nasdaq National Market or TSX and (z) Crystallex has delivered to the Special Warrantholders an officers’ certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with this Indenture, that the surviving person agrees to be bound thereby and that all conditions precedent in this Indenture relating to such transaction have been satisfied;

(e)	Crystallex will reserve for the purpose and keep available sufficient unissued or created common shares of Crystallex to enable it to satisfy its obligations on the exercise or deemed exercise of the Special Warrants and the due exercise of the Common Share Purchase Warrants and will issue and deliver such shares and Common Share Purchase Warrants in accordance with the provisions hereof and the Warrant Indenture, as the case may be;

(f)	Crystallex will cause the Common Shares and Common Share Purchase Warrants issued pursuant to the exercise or deemed exercise of the Special Warrants, and the certificates representing such Common Shares and Common Share Purchase Warrants to be duly issued and delivered in accordance with the Special Warrants and the terms hereof;

(g)	all Common Shares that are issued or created on exercise or deemed exercise of the Special Warrants will be fully paid and non-assessable;

(h)	Crystallex will cause the Special Warrant Agent to keep open on business days the registers of holders and registers of transfers referred to in section 3.1 and will not take any action or omit to take any action which would have the effect of preventing the Special Warrantholders from exercising any of the Special Warrants or receiving any of the Common Shares or Common Share Purchase Warrants upon such exercise;

(i)	Crystallex will make all requisite filings, including filings with the SEC and the Securities Commissions, in connection with the exercise of the Special Warrants and issue of the Common Shares and Common Share Purchase Warrants;

(j)	Crystallex is a “reporting issuer” not in default under the securities legislation of the Qualifying Jurisdictions and has timely filed all forms and reports under the United States Securities Exchange Act of 1934, as amended, required to be filed by it since it has become subject to the periodic reporting requirements thereunder and there is no material change in the affairs of Crystallex which presently requires disclosure under applicable securities laws which has not been so disclosed and no such disclosure has been made on a confidential basis since March 31, 2003 which has not subsequently been disclosed. Crystallex covenants and agrees to use its reasonable best efforts to ensure that it remains a reporting issuer in good standing under the securities legislation of the Qualifying Jurisdictions until the Expiry Time;

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(k)	Crystallex shall use its commercially reasonable best efforts to arrange for the listing and posting for trading of the Common Shares on the TSX or other principal exchange in Canada and the AMEX, and to maintain such listing until one year after the Expiry Time;

(l)	Crystallex will perform all of its obligations under the Warrant Indenture creating and governing the Common Share Purchase Warrants; and

(m)	generally, Crystallex will well and truly perform and carry out all acts and things to be done by it as provided in this Indenture.

5.2	Special Warrant Agent's Remuneration and Expenses

     Crystallex will pay to the Special Warrant Agent from time to time reasonable remuneration for its services hereunder and will, on the Special Warrant Agent's request, reimburse the Special Warrant Agent for all reasonable expenses, disbursements and advances made or incurred by the Special Warrant Agent in the administration or execution of the trusts hereof (including reasonable compensation and disbursements of its counsel and other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Special Warrant Agent hereunder have been finally and fully performed, except any such expense, disbursement or advance that arises out of or results from negligence, wilful misconduct or bad faith of the Special Warrant Agent or of persons for whom the Special Warrant Agent is responsible. In no event shall any amount payable to the Special Warrant Agent hereunder be payable out of the proceeds received by Crystallex from the sale and issuance of the Special Warrants.

5.3	Securities Qualification Requirements

(1) In the event that Crystallex files a final prospectus subsequent to the date hereof but prior to the Expiry Time in connection with a subsequent financing, such final prospectus will qualify for distribution in Ontario and British Columbia the Common Shares as well as the Common Share Purchase Warrants issuable upon exercise of the Special Warrants.

(2) Crystallex will as soon as practicable and in all events, no later than one business day after the Qualification Date, give notice of the Qualification Date to the Special Warrant Agent, and the warrant agent under the Warrant Indenture and the Special Warrant Agent will as soon as practicable and in all events, no later than five business days after the Qualification Date, give notice of the Qualification Date to the holders of Special Warrants together with a copy of the Final Prospectus.

(3) If, in the opinion of counsel, any instrument (other than the Final Prospectus) is required to be filed with, or any permission, order or ruling is required to be obtained from, the Securities Commissions or the SEC or any other step is required under the laws of the Qualifying Jurisdictions, the U.S. Securities Act or the applicable federal laws of Canada or the United States before the Common Shares or Common Share Purchase Warrant may be issued or delivered to a holder of Special Warrants (other than as a result of such holder's failure to comply

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with its representations and warranties contained in the subscription agreement pursuant to which it acquired the Special Warrants from Crystallex or as a result of such holder’s failure to provide the documentation set forth in Section 4.1(5) hereof), Crystallex covenants that it will use its reasonable best efforts to file such instrument, obtain such permission, order or ruling and take all such other actions, at its expense, as are reasonably required or appropriate in the circumstances to issue and deliver the Common Shares and the Common Share Purchase Warrants.

5.4      Performance of Covenants by Special Warrant Agent

     If the Special Warrant Agent is made aware of the failure of Crystallex to perform any of its obligations under this Indenture, the Special Warrant Agent may notify the Special Warrantholders of such failure or may itself perform any of such obligations capable of being performed by it, but, subject to section 9.2(1), will not be bound to do so or to notify the Special Warrantholders that it is so doing. All sums expended or advanced by the Special Warrant Agent in so doing will be repayable as provided in section 5.2. No such performance, expenditure or advance by the Special Warrant Agent will relieve Crystallex of any default or of its continuing obligations hereunder.

Article 6 ENFORCEMENT
6.1	Special Warrantholders May Not Sue

     No holder of any Special Warrant shall have any right to institute any action or proceeding against Crystallex in relation to the Special Warrants, unless:

(a)	such holder shall previously have given to the Special Warrant Agent written notice of the nature of such action or proceeding;

(b)	the holders of at least 10% of the Special Warrants shall have made written request to the Special Warrant Agent and shall have afforded to it reasonable opportunities either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its own name for such purpose;

(c)	such Special Warrantholders shall have offered to the Special Warrant Agent, when so requested by the Special Warrant Agent, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and

(d)	the Special Warrant Agent shall have failed to act within a reasonable time after such notification, request and offer of funding and indemnity; and such notification, request and offer of funding and indemnity are hereby declared in every such case, at the option of the Special Warrant Agent, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Special Warrants.

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6.2	Special Warrant Agent May Institute All Proceedings

(1) The Special Warrant Agent shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Special Warrantholders.

(2) Any such suit or proceeding instituted by the Special Warrant Agent may be brought in the name of the Special Warrant Agent as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Special Warrants subject to the provisions of this Indenture. In any proceeding brought by the Special Warrant Agent (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Special Warrant Agent shall be a party) the Special Warrant Agent shall be held to represent all the holders of the Special Warrants, and it shall not be necessary to make any holders of the Special Warrants parties to any such proceeding.

6.3	Immunity of Shareholders, etc.

     The Special Warrant Agent and, by the acceptance of the Special Warrant Certificates and as part of the consideration for the issue of the Special Warrants, the Special Warrantholders, hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any person in his capacity as an incorporator or any past, present or future shareholder or other securityholder, director, officer, employee or agent of Crystallex for the creation and issue of the Common Shares and Common Share Purchase Warrants pursuant to any Special Warrant or on any covenant, agreement, representation or warranty by Crystallex herein or in the Special Warrant Certificates.

6.4	Limitation of Liability

     The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the directors or shareholders of Crystallex or any of the past, present or future directors or shareholders of Crystallex or any of the past, present or future officers, employees or agents of Crystallex, but only the property of Crystallex shall be bound in respect hereof.

Article 7 MEETINGS OF SPECIAL WARRANTHOLDERS
7.1	Right to Convene Meetings

(1) The Special Warrant Agent may at any time and from time to time convene a meeting of the Special Warrantholders, and will do so on receipt of a written request of Crystallex or a Special Warrantholders' Request and on being indemnified and funded to its reasonable satisfaction by Crystallex or by one or more of the Special Warrantholders signing such Special Warrantholders' Request against the costs which it may incur in connection with calling and holding the meeting.

(2) If the Special Warrant Agent fails, within five business days after receipt of such written request of Crystallex or Special Warrantholders' Request and funding and indemnity, to give notice convening a meeting, Crystallex or any of such Special Warrantholders, as the case may be, may convene such meeting.

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(3) Every such meeting will be held in Toronto, Ontario or such other place as is approved or determined by the Special Warrant Agent and Crystallex. However, if the meeting is convened by Crystallex or a Special Warrantholder as a result of the Special Warrant Agent's failure or refusal to convene such meeting, the meeting must be held in Toronto, Ontario.

7.2	Notice

(1) At least ten business days’ notice of any meeting must be given to the Special Warrantholders, to the Special Warrant Agent (unless the meeting has been called by it) and to Crystallex (unless the meeting has been called by it).

(2) The notice must state the time when and the place where the meeting is to be held and describe (with sufficient detail to permit a Special Warrantholder to make a reasoned decision with respect to the matters for consideration) the general nature of the business to be transacted thereat, but it will not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

7.3	Chairman

     Some person (who need not be a Special Warrantholder) designated in writing by the Special Warrant Agent will be chairman of the meeting or, if no person is so designated or the person so designated is not present within 15 minutes after the time fixed for the holding of the meeting, the Special Warrantholders present in person or by proxy may choose some person present to be chairman.

7.4	Quorum

(1) Subject to the provisions of section 7.12, at any meeting of Special Warrantholders a quorum shall consist of one or more Special Warrantholders present in person or by proxy at the commencement of business holding in the aggregate not less than 25% of the total number of Special Warrants then outstanding.

(2) If a quorum of Special Warrantholders is not present within 30 minutes after the time fixed for holding a meeting, the meeting, if summoned by Special Warrantholders or on a Special Warrantholders' Request, will be dissolved, but, subject to section 7.12, in any other case will be adjourned to the seventh calendar day following the meeting, at the same time of day and place, unless such day is not a business day, in which case it will be adjourned to the business day next following the seventh calendar day and no notice of the adjournment need be given.

(3) At the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum and may transact any business for which the meeting was originally convened notwithstanding the number of Special Warrants that they hold.

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7.5	Power to Adjourn

     The chairman of a meeting at which a quorum of the Special Warrantholders is present may, with the consent of the meeting, adjourn the meeting, and no notice of such adjournment need be given except as the meeting prescribes.

7.6	Show of Hands

     Every question submitted to a meeting, other than an Extraordinary Resolution, will be decided in the first place by a majority of the votes given on a show of hands and, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

7.7	Poll

(1) On every Extraordinary Resolution, and on every other question submitted to a meeting on which a poll is directed by the chairman or requested by one or more Special Warrantholders acting in person or by proxy, a poll will be taken in such manner as the chairman directs.

(2) Questions other than those required to be determined by Extraordinary Resolution will be decided by a majority of the votes cast on the poll.

7.8	Voting

(1) On a show of hands each person present and entitled to vote, whether as a Special Warrantholder or as proxy for one or more absent Special Warrantholders, or both, will have one vote, and on a poll each Special Warrantholder present in person or represented by a proxy duly appointed by instrument in writing will be entitled to one vote in respect of each Special Warrant held by such holder.

(2) A proxy need not be a Special Warrantholder.

7.9	Regulations

(1) The Special Warrant Agent, or Crystallex with the approval of the Special Warrant Agent, may from time to time make or vary such regulations as it thinks fit:

(a)	for the form of instrument appointing a proxy, the manner in which it must be executed, and verification of the authority of a person who executes it on behalf of a Special Warrantholder;

(b)	governing the places at which and the times by which instruments appointing proxies must be deposited;

(c)	for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such voting instruments appointing proxies to be sent by mail, facsimile or other means of prepaid, transmitted, recorded communication before the meeting to Crystallex or to the Special Warrant Agent at the place where the meeting is to be held and for voting pursuant to instruments appointing proxies so deposited as though the instruments themselves were produced at the meeting; and

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(d)	generally for the calling of meetings of Special Warrantholders and the conduct of business thereof.

(2) Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted.

(3) Except as such regulations provide, the only persons who will be recognized at a meeting as the holders of any Special Warrants, or as entitled to vote or, subject to section 7.10, be present at the meeting in respect thereof, will be the registered holders of such Special Warrants or their validly appointed proxies.

7.10	Crystallex and Special Warrant Agent may be Represented

     Crystallex and the Special Warrant Agent by their respective employees, officers or directors, and the counsel of Crystallex and the Special Warrant Agent may attend any meeting of Special Warrantholders, but will have no vote as such.

7.11	Powers Exercisable by Extraordinary Resolution

     In addition to all other powers conferred on them by the other provisions of this Indenture or by law, the Special Warrantholders at a meeting will have the power, exercisable from time to time by Extraordinary Resolution, subject to the prior written consent of the TSX:

(a)	subject to the agreement of Crystallex to assent to or sanction any amendment, modification, abrogation, alteration, compromise or arrangement of any right of the Special Warrantholders or of the Special Warrant Agent (subject to the prior written consent of the Special Warrant Agent) in its capacity as trustee under this Indenture or on behalf of the Special Warrantholders against Crystallex, whether such right arises under this Indenture or otherwise and to authorize the Special Warrant Agent to concur in and execute any indenture supplemental hereto in connection therewith;

(b)	to amend, alter or repeal any Extraordinary Resolution previously passed;

(c)	to direct or authorize the Special Warrant Agent to enforce any obligation of Crystallex under this Indenture or to enforce any right of the Special Warrantholders in any manner specified in the Extraordinary Resolution;

(d)	to refrain from enforcing any obligation or right referred to in paragraph (c);

(e)	to waive and direct the Special Warrant Agent to waive any default by Crystallex in complying with any provision of this Indenture, either unconditionally or on any condition specified in the Extraordinary Resolution;

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(f)	to appoint a committee with power and authority to exercise, and to direct the Special Warrant Agent to exercise, on behalf of the Special Warrantholders, such of the powers of the Special Warrantholders as are exercisable by Extraordinary Resolution;

(g)	to restrain any Special Warrantholder from taking or instituting any suit, action or proceeding against Crystallex for the enforcement of any obligation of Crystallex under this Indenture or to enforce any right of the Special Warrantholders;

(h)	to direct any Special Warrantholder who, as such, has brought any suit, action or proceeding, to stay or discontinue or otherwise deal therewith on payment of the costs, charges and expenses reasonably and properly incurred by him in connection therewith;

(i)	from time to time and at any time to remove the Special Warrant Agent and appoint a successor; and

(j)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of Crystallex.

7.12	Meaning of “Extraordinary Resolution”

(1) The expression “Extraordinary Resolution” when used in this Indenture means, subject to the provisions of this section and of sections 7.15 and 7.16, a resolution proposed at a meeting of Special Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article at which there are present in person or by proxy Special Warrantholders holding in the aggregate more than 50% of the total number of Special Warrants then outstanding and passed by the affirmative votes of Special Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Special Warrants then outstanding represented at the meeting and voted on the poll on the resolution.

(2) If, at a meeting called for the purpose of passing an Extraordinary Resolution, the quorum required by subsection 7.12(1) is not present within 30 minutes after the time appointed for the meeting, the meeting, if convened by Special Warrantholders or on a Special Warrantholders' Request, will be dissolved, but in any other case will stand adjourned to such day, being not less than seven calendar days or more than 30 calendar days later, and to such place and time, as is appointed by the chairman.

(3) Not less than seven calendar days' notice must be given to the Special Warrantholders of the time and place of such adjourned meeting.

(4) The notice must state that at the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.

(5) At the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum and may transact any business for which the meeting was originally convened, and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided

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in subsection 7.12(1) will be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Special Warrantholders holding in the aggregate 50% of the total number of Special Warrants outstanding may not be present.

(6) Votes on an Extraordinary Resolution must always be given on a poll and no demand for a poll on an Extraordinary Resolution will be necessary.

7.13	Powers Cumulative

     Any one or more of the powers, and any combination of the powers, in this Indenture stated to be exercisable by the Special Warrantholders by Extraordinary Resolution or otherwise, may be exercised from time to time, and the exercise of any one or more of such powers or any combination of such powers from time to time will not prevent the Special Warrantholders from exercising such power or powers or combination of powers thereafter from time to time.

7.14	Minutes

     Minutes of all resolutions passed and proceedings taken at every meeting of the Special Warrantholders will be made and duly entered in books from time to time provided for such purpose by the Special Warrant Agent at the expense of Crystallex, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or such proceedings were taken, will be prima facie evidence of the matters therein stated, and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been so made, entered and signed will be deemed to have been duly convened and held, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

7.15	Instruments in Writing

     Any action that may be taken and any power that may be exercised by Special Warrantholders at a meeting held as provided in this Article by way of an Extraordinary Resolution may also be taken and exercised by Special Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Special Warrants at the time outstanding, by their signing, each in person or by attorney duly appointed in writing, an instrument in writing in one or more counterparts, and the expression “Extraordinary Resolution” when used in this Indenture includes a resolution embodied in an instrument so signed.

7.16	Binding Effect of Resolutions

     Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Special Warrantholders will be binding on all Special Warrantholders, whether present at or absent from the meeting and whether voting for or against the resolution or abstaining, and every instrument in writing signed by Special Warrantholders in accordance with section 7.15 will be binding on all Special Warrantholders, whether signatories thereto or not, and every Special Warrantholder and the Special Warrant Agent (subject to the provisions for its indemnity herein contained) will be bound to give effect accordingly to every such resolution and instrument in writing.

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7.17	Holdings by Crystallex and Subsidiaries Disregarded

     In determining whether Special Warrantholders holding the required total number of Special Warrants are present in person or by proxy for the purpose of constituting a quorum, or have voted or consented to a resolution, Extraordinary Resolution, consent, waiver, Special Warrantholders' Request or other action under this Indenture, a Special Warrant held by Crystallex or by any Affiliate of Crystallex will be deemed to be not outstanding. Crystallex shall provide, upon request by the Special Warrant Agent, a certificate of Crystallex stating the number and exact registration of any Special Warrant(s) held by Crystallex or by any Affiliate of Crystallex.

ARTICLE 8 SUPPLEMENTAL INDENTURES AND SUCCESSOR CORPORATIONS

8.1	Provision for Supplemental Indentures for Certain Purposes

     From time to time Crystallex (when authorized by the directors) and the Special Warrant Agent may, subject to the provisions hereof, and will when so directed hereby, execute and deliver by their proper officers indentures or instruments supplemental hereto, which thereafter will form part hereof, subject to the prior written consent of the TSX, for any or all of the following purposes:

(a)	setting forth any adjustments resulting from the application of the provisions of section 4.7;

(b)	adding hereto such additional covenants and enforcement provisions as in the opinion of counsel are necessary or advisable, and are not in the opinion of the Special Warrant Agent relying upon the opinion of counsel prejudicial to the rights or interests of the Special Warrantholders as a group;

(c)	giving effect to any Extraordinary Resolution passed as provided in Article 7;

(d)	making such provisions not inconsistent with this Indenture as are necessary or desirable with respect to matters or questions arising hereunder, and are not, in the opinion of counsel to the Special Warrant Agent, prejudicial to the rights or interests of the Special Warrantholders as a group;

(e)	adding to, deleting or altering the provisions hereof in respect of the transfer of Special Warrants or the exchange of Special Warrant Certificates, and making any modification in the form of the Special Warrant Certificates that does not affect the substance thereof;

(f)	modifying any provision of this Indenture or relieving Crystallex from any obligation, condition or restriction herein contained, except that no such modification or relief will be or become operative or effective if, in the opinion of counsel to the Special Warrant Agent, it would impair any of the rights or interests of the Special Warrantholders or of the Special Warrant Agent, and the Special Warrant Agent may in its uncontrolled discretion decline to enter into any such supplemental indenture which in its opinion will not afford adequate protection to the Special Warrant Agent when it becomes operative; and

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(g)	for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguity, defective or inconsistent provision, error or omission herein, if in the opinion of the Special Warrant Agent, the rights of the Special Warrant Agent and of the Special Warrantholders, as a group, are not prejudiced thereby.

8.2	Successor Corporations

     In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of Crystallex as an entirety, or substantially as an entirety, to another corporation, the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not Crystallex) will be bound by the provisions hereof and for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by Crystallex and, if requested by the Special Warrant Agent, will by supplemental indenture in form satisfactory to counsel to the Special Warrant Agent and executed and delivered to the Special Warrant Agent, assume such obligations expressly.

ARTICLE 9 CONCERNING THE SPECIAL WARRANT AGENT

9.1	Trust Indenture Legislation

(1) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement will prevail.

(2) Crystallex and the Special Warrant Agent each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation.

9.2	Rights and Duties of Special Warrant Agent

(1) In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Special Warrant Agent will act honestly and in good faith with a view to the best interests of the Special Warrantholders, and will exercise that degree of care, diligence and skill that a reasonably prudent warrant trustee would exercise in comparable circumstances. The Special Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Special Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Special Warrant Agent and in the absence of any such notice the Special Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained therein. Any such notice shall in no way limit any discretion herein given to the Special Warrant Agent to determine whether or not the Special Warrant Agent shall take action with respect to any default.

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(2) No provision of this Indenture will be construed to relieve the Special Warrant Agent from liability for its own negligent act, negligent failure to act, wilful misconduct or bad faith.

(3) The obligation of the Special Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any right of the Special Warrant Agent or the Special Warrantholders hereunder is on the condition that, when required by notice to the Special Warrantholders by the Special Warrant Agent, the Special Warrant Agent is furnished by one or more Special Warrantholders with sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Special Warrant Agent to protect and hold it harmless against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(4) No provision of this Indenture will require the Special Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless it is so funded and indemnified.

(5) The Special Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Special Warrantholders at whose instance it is acting to deposit with the Special Warrant Agent, the Special Warrant Certificates held by them, for which certificates the Special Warrant Agent will issue receipts.

(6) Every provision of this Indenture that relieves the Special Warrant Agent of liability or entitles it to rely on any evidence submitted to it is subject to the provisions of Applicable Legislation, of this section and of section 9.3.

9.3	Evidence, Experts and Advisors

(1) In addition to the reports, certificates, opinions and other evidence required by this Indenture, Crystallex will furnish to the Special Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as is prescribed by Applicable Legislation or as the Special Warrant Agent reasonably requires by written notice to Crystallex.

(2) In the exercise of any right or duty hereunder the Special Warrant Agent, if it is acting in good faith, may rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Special Warrant Agent pursuant to a provision hereof or of Applicable Legislation or pursuant to a request of the Special Warrant Agent, if such evidence complies with Applicable Legislation and the Special Warrant Agent examines such evidence and determines that it complies with the applicable requirements of this Indenture.

(3) Whenever Applicable Legislation requires that evidence referred to in subsection 9.3(1) be in the form of a statutory declaration, the Special Warrant Agent may accept such statutory declaration in lieu of a certificate of Crystallex required by any provision hereof.

(4) Any such statutory declaration may be made by any director or officer of Crystallex.

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(5) The Special Warrant Agent may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, facsimile, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

(6) Proof of the execution of any document or instrument in writing, including a Special Warrantholders' Request, by a Special Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner that the Special Warrant Agent considers adequate.

(7) The Special Warrant Agent may employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisors as it reasonably requires for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Special Warrant Agent. Any remuneration so paid by the Special Warrant Agent shall be repaid to the Special Warrant Agent in accordance with section 5.2.

(8) The Special Warrant Agent may act and shall be protected in acting in good faith on the opinion or advice of or information obtained from any counsel, accountant or other expert or advisor, whether retained or employed by Crystallex or by the Special Warrant Agent, in relation to any matter arising in the administration of the trusts hereof.

9.4	Documents, Money, Etc. held by Special Warrant Agent

(1) Any security, document of title or other instrument that may at any time be held by the Special Warrant Agent subject to the trusts hereof may be placed in the deposit vaults of any Canadian chartered bank or trust company or deposited for safekeeping with any such bank or trust company.

(2) Unless herein otherwise expressly provided, any money so held pending the application or withdrawal thereof under any provision of this Indenture shall be held in a segregated trust account earning the Special Warrant Agent's prescribed rate of interest then in effect.

(3) All interest or other income received by the Special Warrant Agent in respect of such deposits and investments will belong to Crystallex.

9.5	Action by Special Warrant Agent to Protect Interests

     The Special Warrant Agent will have power to institute and to maintain such actions and proceedings as it considers necessary or expedient to protect or enforce its interests and the interests of the Special Warrantholders.

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9.6	Special Warrant Agent not Required to Give Security

     The Special Warrant Agent will not be required to give any bond or security in respect of the performance of the agency created hereby, the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

9.7	Protection of Special Warrant Agent

(1) By way of supplement to the provisions of any law for the time being relating to trustees or agents, it is expressly declared and agreed that:

(a)	the Special Warrant Agent will not be liable for or by reason of, or required to substantiate, any statement of fact or recital in this Indenture or in the Special Warrant Certificates (except the representation contained in section 9.9 or in the certificate of the Special Warrant Agent on the Special Warrant Certificates), but all such statements or recitals are and will be deemed to be made by Crystallex;

(b)	nothing herein contained will impose on the Special Warrant Agent any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c)	the Special Warrant Agent will not be bound to give notice to any person of the execution hereof;

(d)	the Special Warrant Agent will not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach by Crystallex of any obligation herein contained or of any act of any director, officer, employee or agent of Crystallex;

(e)	the Special Warrant Agent, in its personal or any other capacity, in the ordinary course of business, may buy, lend upon and deal in shares in the capital of Crystallex and in the Special Warrants and generally may contract and enter into financial transactions with Crystallex or any related corporation without being liable to account for any profit made thereby;

(f)	the Special Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates or cheque or cheques whether delivered by hand, mail, or any other means; and

(g)	the Special Warrant Agent shall not be liable or accountable for any loss or damage whatsoever to any person caused by the performance or failure to perform by it of its responsibilities under this Indenture save only to the extent that such loss or damage is attributable to the negligence, wilful misconduct or bad faith of the Special Warrant Agent.

(2) Crystallex indemnifies the Special Warrant Agent and its directors, officers and employees and save them harmless from all liabilities, losses, claims, demands, suits, damages, costs and actions which may be brought against or suffered by it arising out of or connected with the

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performance by it of its duties hereunder, including any and all reasonable legal fees and disbursements of whatever kind or nature, except to the extent that such liabilities, suits, damages, costs and actions are attributable to the negligence, wilful misconduct or bad faith of the Special Warrant Agent. This provision shall survive the resignation or removal of the Special Warrant Agent or the termination of this Indenture.

9.8	Replacement of Special Warrant Agent

(1) The Special Warrant Agent may resign its trust hereunder and be discharged from all further duties and liabilities hereunder, except as provided in this section, by giving to Crystallex and the Special Warrantholders not less than 30 business days’ notice in writing or, if a new Special Warrant Agent has been appointed, such shorter notice as Crystallex accepts as sufficient.

(2) The Special Warrantholders by Extraordinary Resolution may at any time remove the Special Warrant Agent and appoint a new Special Warrant Agent.

(3) If the Special Warrant Agent so resigns or is so removed or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, Crystallex will forthwith appoint a new Special Warrant Agent unless a new Special Warrant Agent has already been appointed by the Special Warrantholders.

(4) Failing such appointment by Crystallex, the retiring Special Warrant Agent or any Special Warrantholder may apply to a court of competent jurisdiction in Ontario, at Crystallex's expense, on such notice as such court directs, for the appointment of a new Special Warrant Agent.

(5) Any new Special Warrant Agent so appointed by Crystallex or by a court of competent jurisdiction in Ontario will be subject to removal as aforesaid by the Special Warrantholders and by Crystallex.

(6) Any new Special Warrant Agent appointed under any provision of this section must be a corporation authorized to carry on the business of a trust company in Ontario and, if required by the Applicable Legislation of any other province, in such other province.

(7) On any such appointment the new Special Warrant Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Special Warrant Agent without any further assurance, conveyance, act or deed, but there will be immediately executed, at the expense of Crystallex, all such conveyances or other instruments as, in the opinion of counsel, are necessary or advisable for the purpose of assuring such powers, rights, duties and responsibilities to the new Special Warrant Agent, provided that, upon any resignation or termination of the Special Warrant Agent and appointment of a successor Special Warrant Agent, the latter shall have executed an appropriate instrument accepting such appointment and, at the request of Crystallex, the predecessor Special Warrant Agent, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the successor Special Warrant Agent an appropriate instrument transferring to such successor Special Warrant Agent all rights and powers of the Special Warrant Agent hereunder.

(8) On the appointment of a new Special Warrant Agent, Crystallex will promptly give notice thereof to the Special Warrantholders.

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(9) A corporation into or with which the Special Warrant Agent is merged or consolidated or amalgamated, or a corporation succeeding to the trust business of the Special Warrant Agent, will be the successor to the Special Warrant Agent hereunder without any further act on its part or on the part of any party hereto if such corporation would be eligible for appointment as a new Special Warrant Agent under subsection 9.8(6).

(10) A Special Warrant Certificate certified but not delivered by a predecessor Special Warrant Agent may be delivered by the new or successor Special Warrant Agent in the name of the predecessor Special Warrant Agent or successor Special Warrant Agent.

9.9	Conflict of Interest

     The Special Warrant Agent represents to Crystallex that at the time of the execution and delivery hereof no material conflict of interest exists between its role as a fiduciary hereunder and its role in any other capacity and if a material conflict of interest arises hereafter it will, within 30 business days after ascertaining that it has such material conflict of interest, either eliminate the conflict of interest or resign its trust hereunder. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and of the Special Warrants shall not be affected in any manner whatsoever by reason thereof.

9.10	Acceptance of Trusts

     The Special Warrant Agent hereby accepts the trusts in this Indenture declared and provided for and agrees to perform them on the terms and conditions herein set forth.

ARTICLE 10 GENERAL
10.1	Notice to Crystallex, Special Warrant Agent

(1) Unless herein otherwise expressly provided, a notice to be given hereunder to Crystallex and the Special Warrant Agent will be validly given if delivered or if sent by registered letter, postage prepaid, or if sent by facsimile transmission (receipt of such transmission is confirmed in writing):

(a)	If to Crystallex:

Crystallex International Corporation 579 Richmond Street West Suite 301 Toronto, Ontario M5V 1Y6

Attention:	Mr. Marc J. Oppenheimer President and Chief Executive Officer

Facsimile:	(416) 203-0099

          with a copy to:

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McCarthy Tétrault LLP Suite 4700 Toronto Dominion Bank Tower Toronto, Ontario M5K 1E6

Attention:	David E. Woollcombe

Facsimile:	(416) 868-0673

(b)	If to the Special Warrant Agent:

CIBC Mellon Trust Company 1600-1066 West Hastings Street Vancouver, British Columbia V6E 3X1

Attention:	Margot Sulymka

Facsimile:	(604) 688-4301

and any such notice delivered or sent in accordance with the foregoing will be deemed to have been received on the date of delivery or facsimile transmission or, if mailed, on the fifth business day following the day of the mailing of the notice.

(2) Crystallex or the Special Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in subsection (1) of a change of address which, from the effective date of such notice and until changed by like notice, will be the address of Crystallex or the Special Warrant Agent, as the case may be, for all purposes of this Indenture.

(3) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employees, a notice to be given to the Special Warrant Agent or to Crystallex hereunder could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to such party at the appropriate address provided in subsection (1) by confirmed facsimile transmission, and any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery to such officer or if delivered by such facsimile, on the first business day following the date of the sending of the notice.

10.2	Notice to Special Warrantholders

(1) Unless herein otherwise expressly provided, a notice to be given hereunder to Special Warrantholders will be deemed to be validly given if the notice is sent by ordinary surface or air mail, postage prepaid, addressed to the Special Warrantholders or delivered (or so mailed to certain Special Warrantholders and so delivered to the other Special Warrantholders) at their respective addresses appearing on any of the registers of holders described in section 3.1, provided, however, that if, by reason of a strike, lockout or other work stoppage, actual or

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threatened, involving Canadian postal employees, the notice could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is so delivered or is given by publication twice in the Report on Business section in the national edition of The Globe and Mail newspaper. A copy of any notice to Special Warrantholders in accordance with this section 10.2 shall be delivered to TD Securities Inc., 66 Wellington Street West, P.O. Box 1, TD Bank Tower, Toronto, Ontario, M5K 1A2, attention Richard McCreary, facsimile (416) 308-0182.

(2) A notice so given by mail or so delivered will be deemed to have been given on the fifth business day after it has been mailed or on the day which it has been delivered, as the case may be, and a notice so given by publication will be deemed to have been given on the day on which it has been published as required. In determining under any provision hereof the date when notice of a meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Special Warrantholder will not invalidate any action or proceeding founded thereon.

10.3	Satisfaction and Discharge of Indenture

     On the earlier of:

(a)	the date by which there has been delivered to the Special Warrant Agent for exercise or surrender for cancellation all Special Warrant Certificates theretofore certified hereunder; or

(b)	the Expiry Time;

and if all certificates representing Common Shares and Common Share Purchase Warrants required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or under the Warrant Indenture, this Indenture will cease to be of further effect and, on demand of and at the cost and expense of Crystallex and on delivery to the Special Warrant Agent of a certificate of Crystallex stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and on payment to the Special Warrant Agent of the fees and other remuneration payable to the Special Warrant Agent, the Special Warrant Agent will execute proper instruments acknowledging satisfaction of and discharging this Indenture.

10.4	Sole Benefit of Parties and Special Warrantholders

     Nothing in this Indenture or the Special Warrant Certificates, expressed or implied, will give or be construed to give to any person other than the parties hereto and the Special Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture or the Special Warrant Certificates, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Special Warrantholders.

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10.5	Conversion of Currency

     Crystallex shall indemnify the holders against, and the holders shall have an additional legal claim for, any loss or damage which, consequent upon any judgment being obtained or enforced in respect of the non-payment by Crystallex of any amount due under or pursuant to this Indenture arises from any variation in rates of exchange between Canadian dollars and any other currency in which judgment is obtained or enforced between the date such amount became due (or the date of the said judgment being obtained as the case may be) and the date of actual payment of such amount. The indemnity contained in this section 10.5 shall apply irrespective of any indulgence granted to Crystallex from time to time and shall continue in full force and effect notwithstanding any payment by or on behalf of Crystallex and any amount due from Crystallex under this section 10.5 will be due as a separate payment and shall not be affected by any judgment being obtained for any other sums due under or in respect of this Indenture.

10.6	Discretion of Directors

     Any matter provided herein to be determined by the directors will be determined by the directors in their sole discretion, and a determination so made will be conclusive.

10.7	Assignment

     Subject to section 8.2 hereof, neither this Indenture no any right, interest or obligation hereunder may be assigned by either party without the prior written consent of the other party and any purported assignment of this Indenture which does not comply with this section 10.7 shall be considered null and void.

10.8	Benefit of the Agreement

     This Indenture will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

10.9	Counterparts and Formal Date

     This Indenture may be executed in several counterparts, each of which when so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of their execution will be deemed to be dated as of the date first written above.

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     IN WITNESS WHEREOF the parties hereto have caused their respective corporate seals to be hereunto affixed attested by their signatures.

CRYSTALLEX INTERNATIONAL CORPORATION

By:

Name:
Title:

CIBC MELLON TRUST COMPANY

By:

Name:
Title:
c/s

By:

Name:
Title:

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SCHEDULE A
to a Special Warrant Indenture
dated as of June 20, 2003

NEITHER THESE SPECIAL WARRANTS NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THESE SPECIAL WARRANTS HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "1933 ACT") OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER.

THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) UNTIL AUGUST 1, 2003, AND THEREAFTER ONLY IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

THESE SPECIAL WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) UNLESS SUCH EXERCISE IS REGISTERED UNDER THE 1933 ACT OR IS MADE PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, AND UPON THE REASONABLE REQUEST OF THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE OCTOBER 21, 2003.

(FORM OF SPECIAL WARRANT CERTIFICATE)

Certificate No.: _________________	No. of Special Warrants: __________________

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SPECIAL WARRANTS
Exercisable to Acquire
Common Shares and Common Share Purchase Warrants
of
Crystallex International Corporation

(Continued under the Canada Business Corporations Act)

THIS IS TO CERTIFY THAT, for value received,                                                                                                                     (the “holder”) is the registered holder of the number of Special Warrants specified above (“Special Warrants”) of Crystallex International Corporation (“Crystallex”) and is thereby entitled, without payment of any additional consideration, to be issued common shares of Crystallex (“Common Shares”) and warrants to purchase common shares (“Common Share Purchase Warrants”), on the basis of one Common Share and one-half of one Common Share Purchase Warrant, for each such Special Warrant, subject to the limitation referred to below, by surrendering to CIBC Mellon Trust Company (the “Special Warrant Agent”) at 1600 – 1066 West Hastings Street, Vancouver, British Columbia V6E 3X1(or by facsimile transmission to the Special Warrant Agent at (604) 688-4301 with original documents to the Special Warrant Agent within three business days thereafter) during the exercise period hereinafter referred to, this Special Warrant Certificate, with a notice of exercise in the form set forth in Appendix 1 annexed hereto duly completed and executed.

Surrender of this Special Warrant Certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Special Warrant Agent at the office specified above, provided however that this Special Warrant Certificate will be deemed to have been surrendered on the date of the facsimile transmission if this Special Warrant Certificate is exercised by facsimile transmission and this original Special Warrant Certificate and the executed notice are received within three business days of the date of the facsimile transmission.

This Special Warrant Certificate evidences Special Warrants of Crystallex issued or issuable under the provisions of a Special Warrant Indenture (which indenture, together with all instruments supplemental or ancillary thereto, is herein referred to as the “Special Warrant Indenture”) dated as of June 20, 2003 between Crystallex and the Special Warrant Agent, as agent. Reference is made to the Special Warrant Indenture for particulars of the rights of the holders of the Special Warrants and of Crystallex and of the Special Warrant Agent in respect thereof and of the terms and conditions upon which the Special Warrants are issued and held, all to the same effect as if the provisions of the Special Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. To the extent of any inconsistency between the terms of the Special Warrant Indenture and the terms of this Special Warrant Certificate, the terms of the Special Warrant Indenture shall prevail. Crystallex will furnish to the holder, on request and upon payment of a reasonable charge for photocopying and postage, a copy of the Special Warrant Indenture.

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The Special Warrants evidenced by this Special Warrant Certificate may be exercised by the holder until 5:00 p.m. (Toronto time) (the “Expiry Time”) on the earlier of: (a) the third business day after the date of the receipt issued by the Securities Commissions for the Final Prospectus (as defined in the Special Warrant Indenture) (the “Qualification Date”), and (b) October 21, 2003, provided that if such Special Warrants have not been exercised by the Expiry Time, such Special Warrants, subject to the limitation referred to below, will be deemed to have been exercised by the holder (without any further action on the part of the holder or Crystallex) immediately prior to the Expiry Time. Crystallex will, in the event of a deemed exercise, by the second business day following the day on which the Expiry Time occurs, cause the Special Warrant Agent to give notice thereof to the holders of Special Warrants. Special Warrant Certificates may thereafter be surrendered in exchange for certificates representing Common Shares and certificates representing Common Share Purchase Warrants to which the holder is entitled. Subject to the limitation referred to below, the holder may exercise less than all of the Special Warrants evidenced by this Special Warrant Certificate. Notwithstanding the foregoing, the Special Warrants may not be exercised prior to either: (i) the receipt by the Corporation of all applicable regulatory approvals from the American Stock Exchange (“AMEX”), or (ii) the submission by the Corporation of an application to AMEX to delist the Common Shares from AMEX. If the Corporation does not receive all applicable regulatory approvals from AMEX by 5:00 p.m. (Toronto time) on August 1, 2003 in accordance with subsection 2.2(1) of the Special Warrant Indenture, notwithstanding anything to the contrary in the Special Warrant Indenture, the Corporation shall, within two business days, either (i) pay to the Purchaser, or to whom the Purchaser may direct, by certified cheque, money order or wire transfer an amount equal to the product of the purchase price of the Special Warrants and the number of Special Warrants purchased plus interest thereon from and including June 20, 2003 at the prime bank rate of the Bank of Canada on August 1, 2003 plus two percent (the “Interest Rate”) or (ii) deliver to the Purchaser, or to whom the Purchaser may direct, an unsecured promissory note of the Corporation, which shall be payable on demand and shall bear interest at the Interest Rate, payable quarterly not in arrears with interest accruing from and including June 20, 2003, and which shall have a maturity date of August 1, 2004. Concurrently with such payment or delivery of such promissory note, the Purchaser shall deliver to the Corporation the certificates evidencing the Special Warrants held by the Purchaser.

On and after the date of any exercise or deemed exercise of the Special Warrants evidenced by this Special Warrant Certificate, the holder will have no rights hereunder except to be sent within two business days of such exercise or deemed exercise certificates representing the Common Shares and Common Share Purchase Warrants thereby issued to him upon surrender of this Special Warrant Certificate to the Special Warrant Agent at its principal office in Vancouver, British Columbia.

Crystallex will not be obligated to issue any fraction of a Common Share on the exercise or deemed exercise of any Special Warrant. If any fractional interest in a Common Share would, except for the provisions of this section, be deliverable upon the exercise of Warrants, Crystallex shall round the aggregate number of Common Shares so deliverable up to the nearest whole number of Common Shares, as the case may be.

No Common Share or Common Share Purchase Warrant will be issued pursuant to any Special Warrant if the issuance of such security would constitute a violation of the securities laws of any applicable jurisdiction or require Crystallex to qualify or register such Common Share or Common Share Purchase Warrant in any jurisdiction other than the Qualifying Jurisdictions.

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The Special Warrant Indenture provides for adjustments to the number of Common Shares and Common Share Purchase Warrants to be issued upon the exercise or deemed exercise of the Special Warrants in certain events set forth therein.

The Special Warrant Indenture contains provisions making binding on all holders of Special Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and by instruments in writing signed by holders of a specified majority of all outstanding Special Warrants.

On presentation at the principal office of the Special Warrant Agent in Vancouver, British Columbia, subject to the provisions of the Special Warrant Indenture and on compliance with the reasonable requirements of the Special Warrant Agent, one or more Special Warrant Certificates may be exchanged at no cost to the holder for one or more Special Warrant Certificates of different denominations evidencing in the aggregate the same number of Special Warrants as the Special Warrant Certificate or Special Warrant Certificates being exchanged.

The Special Warrants evidenced by this Special Warrant Certificate may only be transferred upon compliance with the conditions prescribed in the Special Warrant Indenture, on the register of transfers to be kept at the principal office of the Special Warrant Agent in Vancouver, British Columbia, by the holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Special Warrant Agent, and, upon compliance with such requirements and such other reasonable requirements as the Special Warrant Agent may prescribe, such transfer will be duly notified on such register of transfers by the Special Warrant Agent. Notwithstanding the foregoing, Crystallex will be entitled, and may direct the Special Warrant Agent, to refuse to record any transfer of any Special Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction or require Crystallex to qualify the Common Shares or Common Share Purchase Warrants for distribution in any jurisdiction other than the Qualifying Jurisdictions.

The holding of this Special Warrant Certificate will not constitute the holder a shareholder of Crystallex or entitle him to any right or interest in respect thereof except as otherwise provided in the Special Warrant Indenture.

The Common Share Purchase Warrants will be issued and created pursuant to, and will be governed by, a common share purchase warrant indenture dated as of June 20, 2003 between Crystallex and CIBC Mellon Trust Company.

This Special Warrant Certificate will not be valid for any purpose until it has been certified by or on behalf of the Special Warrant Agent for the time being under the Special Warrant Indenture. Time will be of the essence hereof.

In the event that the Special Warrants are exercised prior to the Expiry Time, the Special Warrants and the Common Shares and Common Share Purchase Warrants issuable upon the exercise of the Special Warrants may be subject to statutory resale restrictions under the securities legislation of certain provinces of Canada and such restrictions as may be imposed under US Securities Act of 1933 and the applicable regulations of the SEC. In addition, until October 21, 2003, statutory restrictions may apply on the resale of such Common Shares and Common Share Purchase Warrants that are acquired prior to the issuance of a receipt for the Final Prospectus by the Ontario and British Columbia securities commissions. Purchasers are advised to consult their own legal advisors in this regard.

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IN WITNESS WHEREOF Crystallex International Corporation has caused this Special Warrant Certificate to be signed by its officer duly authorized in that behalf as of June 20, 2003.

CRYSTALLEX INTERNATIONAL CORPORATION

By:	_______________________________________
Name:
Title:

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This Special Warrant Certificate is one of the Special Warrant Certificates referred to in the Special Warrant Indenture within mentioned.

CIBC MELLON TRUST COMPANY, as Special Warrant Agent

_______________________________________
By:
Name:
Title:Authorized Signing Officer

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APPENDIX 1

NOTICE OF EXERCISE

To:	CRYSTALLEX INTERNATIONAL CORPORATION

And To:	CIBC MELLON TRUST COMPANY

The undersigned holder of the Special Warrants evidenced by the within Special Warrant Certificate hereby exercises its right to be issued Common Shares of Crystallex International Corporation (or such other securities or property to which such exercise entitles him in lieu thereof or in addition thereto under the provisions of the Special Warrant Indenture mentioned in such Special Warrant Certificate) that are issuable upon the exercise of such Special Warrants, on the terms specified in such Special Warrant Certificate and Special Warrant Indenture.

The undersigned hereby acknowledges that it is aware that if the said right is being exercised before the Expiry Time or if the undersigned is resident in a jurisdiction other than the Qualifying Jurisdictions, as that term is defined in the Special Warrant Indenture, the Common Shares and Common Share Purchase Warrants received on exercise may be subject to restrictions on resale under applicable securities legislation.

If the undersigned is NOT a U.S. PERSON (as defined in Regulation S under the 1933 Act), then he certifies as follows:

Mark one of Box A or Box B:

Box A	The undersigned hereby certifies that (i) it is not a “U.S. person”, as that term is defined in Regulation S enacted under the United States Securities Act of 1933, as amended, (ii) the Special Warrants are not being exercised on behalf of a U.S. person, and (iii) this Notice of Exercise was not executed or delivered in the United States.

Box B	The undersigned hereby attaches a written opinion of counsel (which the undersigned acknowledges must be acceptable to Crystallex International Corporation) to the effect that the Special Warrants and the Common Shares delivered upon exercise thereof have been registered under the United States Securities Act of 1933, as amended, or are exempt from registration thereunder.

Note: Certificates representing Common Shares and Common Share Purchase Warrants will not be registered or delivered to an address in the United States if Box A is marked.

If the undersigned IS a U.S. PERSON (as defined in Regulation S under the 1933 Act), the undersigned annexes hereto evidence that such exercise is either registered under the U.S. Securities Act of 1933 and applicable US state securities laws or such evidence in writing as may be reasonably satisfactory to the Company that such registration is not required or an opinion of counsel (which the undersigned acknowledges must be satisfactory to Crystallex) to such effect. Such evidence shall include, among other items, that the undersigned’s representations and warranties contained in Schedule D of the Subscription Agreement pursuant to which the undersigned purchased the Special Warrants remain true and correct as of the date of exercise, or, if the undersigned is not the original purchaser of the Special Warrants, a completed Schedule D dated as of the date of exercise.

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The undersigned hereby irrevocably directs that the said Common Shares and Common Share Purchase Warrants be issued, registered and delivered as follows:

Names in Full	Address(es)	Number(s) of Common Shares

(Please print full name in which certificates for Common Shares and Common Share Purchase Warrants are to be issued. If any securities are to be issued to a person or persons other than the holder, the holder must pay to the Special Warrant Agent all exigible transfer taxes or other government charges and sign the Form of Transfer.)

DATED this                       day of                                               , 200             .

Witness:	)
)
)
	)	Signature of Registered Holder
)
)
Name of Registered Holder

Note:	The name of the Registered Holder on this Notice of Exercise must be the same as the name appearing on the face page of the Special Warrant Certificate to which this Appendix is attached.

Note:	The certificates representing Common Shares and Common Share Purchase Warrants will bear a legend restricting transfers unless registered under the United States Securities Act of 1933, as amended, and applicable state securities laws or an exemption from registration is available.

Please check if the Common Share certificates and Common Share Purchase Warrant certificates are to be delivered at the office where this Special Warrant Certificate is surrendered, failing which such certificates will be mailed.

Certificates will be sent within two business days after the due surrender of the Special Warrant Certificate to which this Appendix is attached.

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APPENDIX 2

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to                                                                                                                                               Special Warrants of Crystallex International Corporation (“Crystallex”) represented by the attached Special Warrant Certificate and does hereby appoint                                           as its attorney with full power of a substitution to transfer the Special Warrants on the appropriate register of the Special Warrant Agent.

If the sale or other transfer evidenced hereby is being made, the undersigned by the execution of this form of transfer hereby certifies that such sale does not require registration of the Special Warrants being transferred hereby under the United States Securities Act of 1933 or any state securities law and tenders herewith evidence that such exercise is either registered under the U.S. Securities Act of 1933 and applicable US state securities laws or such evidence in writing as may be reasonably satisfactory to the Company that such registration is not required or an opinion of counsel (which the undersigned acknowledges must be satisfactory to Crystallex) to such effect.

DECLARATION OF TRANSFEREE

Mark one of Box A or Box B:

Box A	The undersigned transferee, hereby represents, warrants and agrees that (i) it is not a “U.S. person” as defined in Regulation S under the 1933 Act and is not acquiring these securities for the account or benefit of a U.S. person, (ii) it was not offered these securities in the United States, (iii) the person who executed the buy order on behalf of the transferee was not in the United States when the buy order was executed, (iv) there were no direct selling efforts (as that term is defined in Regulation S) in the U.S. in connection with the offer or sale of these securities, and (v) this declaration was not executed or delivered in the United States.

Box B	The agreement to transfer these securities was made more than 40 days after the date of the issuance of the Special Warrants and tendered herewith is an opinion of counsel to the effect that the transfer to the undersigned transferee is not required to be registered under the 1933 Act or any state securities law.

DATED this                       day of                                               , 200             .

Witness	Signature of Transferor
Signature of Transferor must be guaranteed

Name of Transferor

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Note:	The name of the Transferor on this Form of Transfer must be the same as the name appearing on the face page of the Special Warrant Certificate to which this Appendix is attached. The transferee must be consented to in writing by Crystallex.